                                                                     EXHIBIT 2.2


                                                                  EXECUTION COPY


================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                PWT ACQUISITION CORP., a California corporation,

               PAC-WEST TELECOMM, INC., a California corporation,

                  BAY ALARM COMPANY, a California corporation

                                      and

                                 JOHN K. LA RUE


================================================================================


                              Dated June 30, 1998

                               TABLE OF CONTENTS


                                                                        Page

ARTICLE 1

        DEFINITIONS.....................................................  2
             1.1   Definitions..........................................  2
             1.2   Other Definitions....................................  7

ARTICLE 2

        THE MERGER                                                        8
             2.1   The Merger...........................................  8
             2.2   Effective Time of the Merger.........................  8
             2.3   Effect of Merger.....................................  8
             2.4   Closing..............................................  9

ARTICLE 3

        THE SURVIVING CORPORATION.......................................  9
             3.1   Articles of Incorporation............................  9
             3.2   By-Laws..............................................  9
             3.3   Directors............................................  9
             3.4   Officers.............................................  9
             3.5   Capital Stock........................................  9

ARTICLE 4

        CONVERSION OF SHARES............................................ 10
             4.1   Conversion of Shares................................. 10
             4.2   No Further Transfers................................. 10
             4.3   Dissenter's Rights................................... 10

ARTICLE 5

        PAYMENT OF PURCHASE PRICE....................................... 10
             5.1   Purchase Price Per Share............................. 10
             5.2   Surrender of Shares for Payment; Payment
                    of Transaction Bonuses.............................. 11
             5.3   Additional Contingent Purchase Price Payment......... 11

ARTICLE 6

        CONDITIONS TO CLOSING........................................... 13
             6.1   Conditions to the Company's Obligations.............. 13
             6.2   Conditions to Acquisition's Obligation............... 15

ARTICLE 7

        COVENANTS PRIOR TO CLOSING...................................... 17

             7.1   Affirmative Covenants................................ 17
             7.2   Negative Covenants................................... 20
             7.3   Consent of Acquisition............................... 21

ARTICLE 8

        REPRESENTATIONS AND WARRANTIES REGARDING THE
        COMPANY......................................................... 21
             8.1   Organization, Corporate Power and Licenses........... 22
             8.2   Capitalization....................................... 22
             8.3   Authorization; No Breach............................. 22
             8.4   Subsidiaries......................................... 23
             8.5   Financial Statements................................. 23
             8.6   Absence of Undisclosed Liabilities................... 24
             8.7   No Material Adverse Effect........................... 24
             8.8   Absence of Certain Developments...................... 25
             8.9   Assets............................................... 26
             8.10  Contracts and Commitments............................ 27
             8.11  Intellectual Property Rights......................... 29
             8.12  Government Licenses and Permits...................... 30
             8.13  Litigation; Proceedings.............................. 30
             8.14  Compliance with Laws and Regulations................. 31
             8.15  Environmental and Safety Requirements................ 31
             8.16  Employees............................................ 32
             8.17  Employee Benefit Plans............................... 32
             8.18  Insurance............................................ 34
             8.19  Tax Matters.......................................... 34
             8.20  Brokerage; Transaction Bonus......................... 35
             8.21  Bank Accounts........................................ 36
             8.22  Names and Locations.................................. 36
             8.23  Affiliate Transactions............................... 36
             8.24  Warranties........................................... 36
             8.25  Consents and Approvals............................... 36
             8.26  Customers and Suppliers.............................. 37
             8.27  Disclosure........................................... 37
             8.28  Closing Date......................................... 37
             8.29  No Implied Representations or Warranties............. 37

ARTICLE 9

        REPRESENTATIONS AND WARRANTIES
        OF ACQUISITION.................................................. 38
             9.1   Organization and Power............................... 38

             9.2   Authorization........................................ 38
             9.3   No Violation......................................... 38
             9.4   Governmental Authorities and Consents................ 38
             9.5   Litigation........................................... 39
             9.6   Brokerage............................................ 39
             9.7   Financing............................................ 39
             9.8   Hart-Scott-Rodino Matters............................ 39
             9.9   Capitalization....................................... 39
             9.10  Closing Date......................................... 39

ARTICLE 10

        TERMINATION..................................................... 40
             10.1  Termination.......................................... 40
             10.2  Effect of Termination................................ 40
             10.3  Waiver of Right to Terminate......................... 40

ARTICLE 11

        ADDITIONAL AGREEMENTS; COVENANTS AFTER
        CLOSING......................................................... 41
             11.1  Survival............................................. 41
             11.2  Indemnification...................................... 41
             11.3  Scope of the Shareholders' Liability................. 45
             11.4  Indemnification and Insurance........................ 45
             11.5  Mutual Assistance and Records........................ 46
             11.6  Non-Competition; Non-Solicitation.................... 46
             11.7  Tax Matters.......................................... 49
             11.8  Press Release and Announcements...................... 50
             11.9  Expenses............................................. 50
             11.10 Specific Performance................................. 51
             11.11 Arbitration Procedure................................ 51
             11.12 Further Transfers.................................... 53
             11.13 Transition Assistance................................ 53
             11.14 Communications....................................... 53
             11.15 Reasonable Best Efforts To Consummate
                   Closing Transaction.................................. 53
             11.16 Confidentiality...................................... 53
             11.17 Schedules............................................ 54
             11.18 Settlement of Reciprocal Compensation Disputes....... 54
             11.19 Additional Sale of Common Stock...................... 54
             11.20 Memorandum; Disclaimer of Projections................ 55
ARTICLE 12

        SECURITIES...................................................... 55
             12.1  Investment Representations of the Shareholders....... 55

             12.2  Legend............................................... 55

ARTICLE 13

        MISCELLANEOUS................................................... 56
             13.1  Amendment and Waiver................................. 56
             13.2  Notices.............................................. 56
             13.3  Assignment........................................... 60
             13.4  Severability......................................... 60
             13.5  No Strict Construction............................... 60
             13.6  Captions............................................. 60
             13.7  No Third Party Beneficiaries......................... 60
             13.8  Complete Agreement................................... 60
             13.9  Counterparts......................................... 61
             13.10 Delivery by Facsimile................................ 61
             13.11 Governing Law........................................ 61

                          LIST OF DISCLOSURE SCHEDULES



Schedules                                  Section Reference

Licenses Schedule                          1.1, 1.1, 8.12
Customers and Suppliers Schedule           1.1, 1.1, 8.26
Permitted Liens Schedule                   1.1, 1.1
Transaction Bonuses Schedule               1.1, 5.2, 8.20, 11.2(a)(i)
Shareholders Distribution Schedule         5.2, 5.2
Required Contract Consents Schedule        6.2(c), 6.2(c)
Prepaid Creditors Schedule                 7.1(n)
Future Developments Schedule               7.2(a)(i), 7.2(a)(iii)
Company Capitalization Schedule            8.2(a), 8.2(b)
Financial Statements Schedule              8.5(a), 8.5(b)
Disputed Accounts Receivable Schedule      8.5(b), 8.5(b)
Liabilities Schedule                       8.6
Developments Schedule                      8.7, 8.8(a)
Capital Expenditures Budget Schedule       8.8(a)(viii)
Contracts Schedule                         8.8(c), 8.10, 8.10(a), 8.10(b)
Assets Schedule                            8.9(a), 8.9(c)
Leased Real Property Schedule              6.2(j)(iv), 6.2(j)(v), 8.8(c), 8.9(b)
Intellectual Property Schedule             8.11(a), 8.11(b), 8.11(c)
Litigation Schedule                        8.13
Compliance Schedule                        8.14, 8.14(a), 8.14(b)
Environmental Schedule                     8.15
Employees Schedule                         8.16
Employee Benefits Schedule                 8.17(b), 8.17(c), 8.17(d), 8.17(e),
                                           8.17(g), 8.17(h)
Insurance Schedule                         8.18
Taxes Schedule                             8.19(a), 8.19(c), 8.19(d)
Brokerage Schedule                         8.20, 11.2(a)(i), 11.9
Bank Account Schedule                      8.21
Names and Locations Schedule               8.22
Affiliated Transactions Schedule           8.23
Warranty Schedule                          8.24
Consents Schedule                          8.3, 8.25
Acquisition Consents Schedule              9.4
Acquisition Brokerage Schedule             9.6, 11.2(b), 11.9
Surviving Corporation Capitalization
Schedule                                   9.9, 11.19
Current Activities Schedule                11.6(a)

                                LIST OF EXHIBITS
                                ----------------


Exhibit                                                   Section Reference
-------                                                   -----------------

Exhibit A   -  Agreement of Merger                              1.1, 2.2
Exhibit B   -  Form of Shareholders Agreement                   1.1, 3.3
Exhibit C   -  Form of Registration Agreement                   1.1, 6.1(e)
Exhibit D   -  Officer's Certificate of Acquisition             6.1(f)(i)
Exhibit E   -  Officer's Certificate of the Company             6.1(i)
Exhibit F-1 -  Form of Opinion of Special Transaction
               Counsel to the Company                           6.2(m)
Exhibit F-2 -  Form of Opinion of Regular Corporate
               Counsel to the Company                           6.2(m)
Exhibit F-3 -  Form of Opinion of Corporate Counsel
               to the Company and the Surviving
               Corporation                                      6.2(m)
Exhibit F-4 -  Form of Opinion of Regulatory Counsel
               to the Company                                   6.2(m)

                         AGREEMENT AND PLAN OF MERGER


          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 30, 1998, by and among PWT Acquisition Corp., a California corporation ("Acquisition"), Pac-West Telecomm, Inc., a California corporation (the "Company"), Bay Alarm Company, a California corporation and John K. La Rue (individually, a "Shareholder" and collectively, the "Shareholders").

                                  WITNESSETH

          WHEREAS, the Shareholders own all of the issued and outstanding shares of the Company's Common Stock, no par value per share ("Company Common Stock"), as of the date of this Agreement.

          WHEREAS, the boards of directors of Acquisition and the Company deem advisable and in their best interests the merger of Acquisition with and into the Company (the "Merger") upon the terms and conditions set forth herein and in accordance with the provisions of the California General Corporation Law (the "CGCL"). Acquisition and the Company are sometimes collectively referred to herein as the "Constituent Corporations" and the Company, following the effectiveness of the Merger, is sometimes referred to herein as the "Surviving Corporation."

          WHEREAS, Acquisition has been formed for the purpose of engaging in the Merger and has conducted no business prior hereto.

          WHEREAS, immediately after the Effective Time (as defined below), pursuant to a stock purchase agreement executed contemporaneously with the closing of this Agreement and as part of a plan of the Shareholders and the parties to the stock purchase agreement, the parties to such stock purchase agreement will acquire additional shares of common stock from the Surviving Corporation.

          NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

                                   ARTICLE 1



                                  DEFINITIONS



          1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Affiliate" of any particular Person shall mean any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise; and such "control" will be presumed if the first Person owns 5% or more of the voting capital stock or other ownership interests, directly or indirectly, of such other Person.

          "Affiliated Group" shall mean an affiliated group as defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company is or has been a member.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Stock" shall mean the Surviving Corporation's Common Stock, par value $.01 per share.

          "Company's knowledge" shall mean the actual knowledge or awareness of each of John K. La Rue, Bruce A. Westphal, Dennis V. Meyer, Jeffrey Webster and Joel Effron.

          "EBITDA" shall mean, for the Surviving Corporation, (i) net income in conformity with generally accepted accounting principles consistently applied with the audited financial statements of the Company for the fiscal year ended December 31, 1997 plus (ii) only to the extent deducted in the determination of such net income (A) any income taxes, (B) interest expenses and (C) amortization and depreciation and other similar non-cash items, less (iii) only to the extent added in the determination of net income, interest income. It is agreed and understood by the parties hereto that (i) all Unpaid Compensation received by the Surviving Corporation on or prior to December 31, 1999 from PacBell or GTE with respect to all Unpaid Compensation due the Company or the Surviving Corporation for the Earnout Period (as defined in Section 5.3 below) shall be included in the calculation of EBITDA of the Surviving Corporation during the Earnout Period, (ii) all Repaid Compensation required to be repaid by the Surviving Corporation with respect to the Earnout Period shall be included in the calculation of EBITDA of the Surviving Corporation during the Earnout Period as a reduction thereof, (iii) all Unpaid Compensation received by, or Repaid Compensation repaid by, the Company or the Surviving Corporation with respect to any period other than the Earnout Period shall not be included in the calculation of EBITDA of the Surviving Corporation during the Earnout Period,
(iv) all Transaction Bonuses (as defined below) paid by the Surviving Corporation at the Closing pursuant to Section 5.2 below shall not be included in the calculation of

EBITDA of the Surviving Corporation during the Earnout Period, (v) all Transaction Expenses (as defined in Section 11.9 below) and all other fees, charges and expenses incurred by the Company or the Surviving Corporation primarily in connection with the transactions contemplated hereby (including all fees and expenses of any third-party lending sources) shall not be included in the calculation of EBITDA of the Surviving Corporation during the Earnout Period (it being understood that any salary or other compensation (other than Transaction Bonuses) of any employee or consultant relating to the time and attention such employee or consultant devoted to the transactions contemplated hereby shall not be considered a transaction expense), (vi) all Prepayment Penalties (as defined in Section 11.9 below) shall not be included in the calculation of EBITDA of the Surviving Corporation during the Earnout Period,
(vii) all management fees, consulting fees, closing fees and similar fees paid or payable to any shareholder of Acquisition shall not be included in the calculation of EBITDA of the Surviving Corporation during the Earnout Period and
(viii) all extraordinary gains and extraordinary losses, in each case as determined in conformity with generally accepted accounting principles, shall not be included in the calculation of EBITDA of the Surviving Corporation during the Earnout Period.

          "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended prior to the Effective Time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time.

          "Government Licenses" shall mean all permits, licenses, franchises, orders, registrations, certificates, variances, approvals and other authorizations obtained from foreign, federal, state or local governments or governmental agencies or other similar rights, including, without limitation, those listed on the attached Licenses Schedule as Governmental Licenses, and all data and records pertaining thereto, but excluding any such permits or licenses which are specifically identified on the Licenses Schedule as not transferable.

          "Guarantee" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guarantees of the payment of dividends or other distributions upon the shares of any other Person.

          "GTE" shall mean GTE California Inc.

          "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, notes payable to the Shareholders, (iii) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person, (iv) all obligations arising from cash/book overdrafts, (v) all obligations arising from deferred compensation arrangements as reflected on the Company's financial statements (vi) all interest rate protection agreements of such Person (valued on a market quotation basis), (vii) all obligations of such Person secured by a contractual lien, (viii) all Guarantees of such Person in connection with any of the foregoing, (ix) any accrued interest, prepayment premiums or penalties related to any of the foregoing, (x) any deferred rent, (xi) all capital lease obligations, (xii) all dividends payable to the Shareholders and (xiii) any other liabilities classified as non-current liabilities in accordance with GAAP, as of the Closing Date.

          "Intellectual Property Rights" shall mean all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investment" as applied to any Person shall mean (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including limited liability company interests, partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Key Customer" shall mean the top ten (10) customers set forth on the Customers and Suppliers Schedule referred to in Section 8.26 hereof for the three-months ended December 31, 1997.

          "Key Employee" shall mean any of the following individuals: John K. La Rue, Dennis V. Meyer, Jeffrey Webster, Joel Effron, Jason Mills and Greg Joksch.

          "Key Supplier" shall mean the top five (5) suppliers set forth on the Customers and Suppliers Schedule referred to in Section 8.26 for the fiscal year ended December 31, 1997.

          "Lien" shall mean any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security agreement, easement, covenant, restriction or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

          "PacBell" shall mean Pacific Bell.

          "Permitted Liens" shall mean (i) Liens that are set forth on the Permitted Liens Schedule attached hereto, (ii) Liens for Taxes not delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Company's financial statements in accordance with GAAP, (iii) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business and (iv) Liens arising from zoning ordinances.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

          "Preferred Stock" shall mean the Surviving Corporation's Class A Preferred Stock, par value $.01 per share.

          "Pro Rata Share" shall mean the number of shares of Company Common Stock held by a Shareholder as of the Effective Time divided by 10,000.

          "Repaid Compensation" shall mean all amounts previously received from PacBell or GTE which are required to be repaid by the Surviving Corporation to PacBell or GTE relating to the dispute currently pending before the California Public Utility Commission.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

          "Statutory Liens" shall mean clauses (ii), (iii) and (iv) of the definition of Permitted Liens.

          "Tax" shall mean any federal, state, local or foreign income, withholding, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

          "Tax Return" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

          "Telecommunications Law" shall mean the Communications Act of 1934 as amended and the rules, regulations, orders, and decisions of the Federal Communications Commission (the "FCC") issued pursuant thereto, and the laws of the several states regulating the telephone and other telecommunications industries and the rules, regulations, orders, and decisions of the state public utility commissions or similar state regulatory bodies (each a "PUC") issued pursuant thereto.

          "Transaction Bonuses" shall mean those bonuses to be paid at the Closing to the employees and consultants of the Company set forth on the Transaction Bonuses Schedule attached hereto as payment for the services rendered by such employees and consultants to the Company prior to the Closing.

          "Unpaid Compensation" shall mean all amounts owed to the Company or the Surviving Corporation by PacBell or GTE pursuant to the Company's interconnection arrangements with such parties (whether pursuant to an interconnection agreement or otherwise) which have not been paid to the Company or the Surviving Corporation.

          1.2 Other Definitions. For purposes of this Agreement, the following terms are defined in the following sections of this Agreement:

          1997 Balance Sheet...................................... 85(a)
          Acquisition.......................................... Recitals
          Acquisition Indemnified Parties.................... 11.2(a)(i)
          Agreement............................................ Recitals
          Agreement of Merger........................................2.2
          Board.................................................. 5.3(c)
          Business Sale....................................... 7.2(a)(v)
          Cap.............................................. 11.2(a)(iii)
          Closing....................................................2.4
          Closing Date...............................................2.4
          Company Common Stock................................. Recitals
          Company.............................................. Recitals
          Company Indemnified Parties........................... 11.2(b)
          Constituent Corporations............................. Recitals
          CGCL................................................. Recitals
          Deductible............................................ 11.2(b)
          Disputes............................................. 11.11(a)
          Disputing Person..................................... 11.11(b)
          Dissenting Shares...................................... 4.1(b)
          Earnout Payment........................................ 5.3(a)
          Earnout Period......................................... 5.3(a)
          Effective Time............................................ 2.2
          Estimated Share Price.................................. 5.1(b)
          Final Determination.................................. 11.11(e)
          Final Share Price...................................... 5.1(a)
          Governing Instruments................................. 11.4(a)
          Indemnification Agreements............................ 11.4(a)
          Indemnitee............................................ 11.2(d)
          Indemnitor............................................ 11.2(d)
          Independent Auditor.................................... 5.3(b)
          Latest Balance Sheet................................... 8.5(a)
          Leased Realty.......................................... 8.9(b)
          Losses............................................. 11.2(a)(i)
          Material Adverse Change................................ 6.2(h)
          Material Adverse Effect............................ 7.2(a)(ii)
          Merger............................................... Recitals
          Noncompete Payments.................................... 5.1(c)
          Noncompete Period..................................... 11.6(a)
          Notice of Arbitration................................ 11.11(b)
          Other Plans........................................... 8.17(e)
          PBGC.................................................. 8.17(g)

          Pension Plans...................................... 8.17(c)
          Plans.............................................. 8.17(g)
          Prepaid Creditors................................... 7.1(n)
          Prepayment Penalties.................................. 11.9
          Profit Sharing Plans............................... 8.17(d)
          Realty Leases....................................... 8.9(b)
          Registration Agreement.............................. 6.1(e)
          Restricted Territories............................. 11.6(b)
          Securities............................................ 12.1
          Shareholders...................................... Recitals
          Shareholders Agreement................................  3.3
          Survival Date.................................. 11.2(a)(ii)
          Surviving Corporation............................. Recitals
          Transaction Expenses.................................. 11.9
          Valuation Opinion................................... 6.1(i)
          Welfare Plans...................................... 8.17(b)


                                   ARTICLE 2

                                   THE MERGER
                                   ----------

          2.1 The Merger. Subject to the terms and conditions hereof, at the Effective Time (as defined in Section 2.2 below), Acquisition shall be merged with and into the Company and the separate existence of Acquisition shall thereupon cease, and the Company shall be the surviving corporation in the Merger.

          2.2 Effective Time of the Merger. The Merger shall become effective as of the time and date of the filing of the Agreement of Merger attached hereto as Exhibit A (the "Agreement of Merger") with the Secretary of State of the State of California in accordance with the provisions of the CGCL, or at the time specified in the Agreement of Merger, if later than the time of filing. The Agreement of Merger shall be filed no later than the Closing Date. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

          2.3 Effect of Merger. At the Effective Time, the Constituent Corporations shall become a single corporation which shall be the Surviving Corporation. At such time, the separate existence of the Constituent Corporations shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of the Constituent Corporations and shall be subject to all the debts and liabilities of the Constituent Corporations and trust obligations upon the property of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens and trusts upon or arising from the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens and trust obligations upon property of the Constituent Corporations shall be limited to the property affected thereby immediately prior to the time the merger is effective. Any action or proceeding pending by or against the Constituent Corporations may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in their place.

          2.4 Closing. The parties hereto mutually agree to use their reasonable best efforts to cause all conditions to each party's obligations hereunder (as set forth in Article 6 hereof) to be satisfied and to cause the closing of the transactions contemplated hereby (the "Closing") to occur as soon as reasonably practicable after the date hereof. Subject to the conditions contained in this Agreement, the Closing will occur at the offices of counsel to the Surviving Corporation's senior lenders, at 10:00 a.m. on a business day within five business days following the date as of which the conditions to each party's obligations (as set forth in Article 6 hereof) have been satisfied or at such other time and on such other date as the parties hereto mutually agree (the "Closing Date"), but not later than December 31, 1998 unless otherwise agreed to by the parties hereto.

                                   ARTICLE 3

                           THE SURVIVING CORPORATION
                           -------------------------

          3.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be amended and restated as set forth in the Agreement of Merger, and shall be the Articles of Incorporation of Acquisition as in effect at the Effective Time.

          3.2 By-Laws. The by-laws of Acquisition, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation immediately after the consummation of the Merger.

          3.3 Directors. The directors of Acquisition, as in effect at the Effective Time, shall be the initial directors of the Surviving Corporation immediately after the consummation of the Merger; provided that a representative designated by each of the Shareholders shall be elected to the board of directors of the Surviving Corporation immediately thereafter in compliance with the terms of the Shareholders Agreement attached hereto as Exhibit B (the "Shareholders Agreement").

          3.4 Officers. The officers of the Company, as in effect at the Effective Time, shall be the officers of the Surviving Corporation immediately after the consummation of the Merger.

          3.5 Capital Stock. The Surviving Corporation's authorized capital stock shall consist of 175,000 shares of Preferred Stock and 1,500,000 shares of Common Stock.

                                   ARTICLE 4

                              CONVERSION OF SHARES
                              --------------------

          4.1 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder:

          (a) Each issued and outstanding share of Acquisition's preferred stock, par value $.01 per share, shall be converted into one share of Preferred Stock and each issued and outstanding share of Acquisition's common stock, par value $.01 per share, shall be converted into one share of Common Stock.

          (b) Each issued and outstanding share of Company Common Stock (other than shares pursuant to which dissenter's rights have been exercised in accordance with the CGCL ("Dissenting Shares"), if any), excluding any such shares held in the treasury of the Company, shall be converted into the right to receive an amount equal to the Final Share Price (as defined below). Upon surrender of any shares of Common Stock, such shares shall forthwith be canceled.

          (c) Each share of Company Common Stock which is held in the Company's treasury shall be canceled, and no payment shall be made in respect thereof.

          4.2 No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

          4.3 Dissenter's Rights. The Shareholders hereby waive all dissenter's rights under the CGCL.

                                   ARTICLE 5


                           PAYMENT OF PURCHASE PRICE


          5.1 Purchase Price Per Share.

          (a) The "Final Share Price" shall be the quotient determined by dividing (i) an amount equal to (A) $77,541,000 in cash, plus the amount of any Earnout Payment (as defined below), minus the amount of Transaction Bonuses and the Noncompete Payments, plus (B) the issuance of 36,553.70 shares of Preferred Stock, plus (C) the issuance of 347,260 shares of Common Stock, by (ii) 10,000.

          (b) The "Estimated Share Price" shall be the quotient determined by dividing (i) an amount equal to (A) $77,541,000 in cash, minus the amount of Transaction Bonuses and the Noncompete Payments, plus (B) the issuance of 36,553.70 shares of Preferred Stock, plus (C) the issuance of 347,260 shares of Common Stock, by (ii) 10,000.

          (c) The "Noncompete Payments" shall be equal to (i) $300,000 in the case of John La Rue and (ii) 100,000 in the case of Bay Alarm Company.

          5.2 Surrender of Shares for Payment; Payment of Transaction Bonuses. At the Closing (as defined in Section 2.4 hereof), each holder of shares of Company Common Stock (other than holders of Dissenting Shares, if any) shall receive payment by the Surviving Corporation of an amount, in cash, Preferred Stock and Common Stock equal to the product of (i) the Estimated Share

Price times (ii) the number of shares of Company Common Stock held by such holder as of the Effective Time and as set forth on the attached Shareholders Distribution Schedule upon delivery to the Surviving Corporation of such holder's shares of Company Common Stock. Payment at the Closing for the Company Common Stock shall be made by: (i) wire transfer of immediately available funds to an account specified by each holder of Company Common Stock at least two days prior to the Closing, (ii) delivery of the Preferred Stock, and (iii) delivery of the Common Stock. At the Closing the Surviving Corporation shall pay a Transaction Bonus of $1,625,000 to John La Rue as set forth on the Transaction Bonuses Schedule attached hereto by wire transfer to an account designated by John La Rue and at the Closing or promptly thereafter, the Surviving Corporation shall pay an aggregate of $1,520,000 of the other Transaction Bonuses to each of the other individuals set forth on the Transaction Bonuses Schedule attached hereto by check payable to the order of such individual and shall pay the remainder by wire transfer into an escrow account to be dispersed to such individuals in accordance with the Shareholders' instructions; provided that the amount of any such Transaction Bonuses paid by the Surviving Corporation hereunder shall be subject to the withholding of such amounts as is required by applicable law. At the Closing, the Surviving Corporation shall pay the amount of the respective Noncompete Payments to each of the Shareholders by wire transfer to an account designated by each such Shareholder; provided that the amount of any such Noncompete Payments paid by the Surviving Corporation hereunder shall be subject to the withholding of such amounts as is required by applicable law.


          5.3 Additional Contingent Purchase Price Payment.

          (a) The Surviving Corporation shall pay the Shareholders as an additional portion of the Final Share Price for the Company Common Stock an amount (the "Earnout Payment") (i) based upon the EBITDA of the Surviving Corporation for the period from January 1, 1998 through December 31, 1998 (the "Earnout Period") and (ii) based upon the amount of Unpaid Compensation for the Earnout Period received by the Surviving Corporation after December 31, 1999 (if any). The Earnout Payment shall be calculated (i) at the time the final audited financial statements of the Surviving Corporation are delivered for the fiscal year ending December 31, 1998 and (ii) at any time thereafter when any Unpaid Compensation is paid to the Surviving Corporation with respect to the Earnout Period or at any time thereafter when the Surviving Corporation is required to repay any Repaid Compensation with respect to the Earnout Period; provided that any Earnout Payment shall take into account any prior Earnout Payment made hereunder. The Earnout Payment shall be equal to (i) $2.50 for every $1.00 that the Surviving Corporation's EBITDA for the fiscal year ending December 31, 1998 (including, without limitation, any Unpaid Compensation with respect to the Earnout Period received on or prior to December 31, 1999 as provided in the definition of EBITDA) exceeds $17,000,000, plus (ii) the amount by which the sum of (A) the amount of any Unpaid Compensation received after December 31, 1999 by the Surviving Corporation with respect to the Earnout Period plus (B) the amount of the Surviving Corporation's EBITDA during the Earnout Period, exceeds $17,000,000; provided that in no event will the amount of the Earnout Payment exceed $20,000,000. To the extent the Surviving Corporation is required to repay any Repaid Compensation with respect to the Earnout Period and any Earnout Payment has previously been made to the Shareholders hereunder, each of the Shareholders hereby agrees to pay to the

Surviving Corporation the amount of any Earnout Payment received by such Shareholder in excess of the amount such Shareholder is entitled to receive pursuant hereto after taking into account such repayment of the Repaid Compensation.

          (b) The Earnout Payment will be determined in good faith by the Surviving Corporation within 15 days after the delivery of the financial statements for the Earnout Period and thereafter will be determined again by the Surviving Corporation within 15 days after the date any Unpaid Compensation with respect to the Earnout Period is received by the Surviving Corporation or any Repaid Compensation with respect to the Earnout Period is paid by the Surviving Corporation. Within 15 days after the Surviving Corporation's delivery to the Shareholders of written notice of such determination of any Earnout Payment, the Shareholders will deliver a detailed statement describing their objections (if any) made in good faith to the Surviving Corporation's determination of such Earnout Payment. The Surviving Corporation will allow the Shareholders, their attorneys, accountants and representatives and the Independent Auditor (as defined below) reasonable access to its books, records and personnel in order to determine EBITDA for the Earnout Period and the amount of the Earnout Payment. The Surviving Corporation and the Shareholders will use reasonable efforts to resolve any disputes regarding the determination of any Earnout Payment, but if a final resolution is not obtained within 30 days after the Shareholders have submitted their objections, any remaining disputes will be resolved by Deloitte & Touche LLP (the "Independent Auditor"). The determination of any Earnout Payment by the Independent Auditor will be conclusive and binding upon the parties. The Independent Auditor will determine the allocation of its costs and expenses in determining the Earnout Payment based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Shareholders in good faith claim the Earnout Payment is $1,000 more than the amount determined by the Surviving Corporation, and after the 30-day resolution period described above, only $500 of the amount claimed by the Shareholders remains in dispute, and if the Independent Auditor ultimately resolves the dispute by awarding the Shareholders $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to the Surviving Corporation and 40% (i.e., 200 / 500) to the Shareholders according to their Pro Rata Share.

          (c) The board of directors of the Surviving Corporation (the "Board") and the Shareholders agree to discuss in good faith appropriate revisions, if any, to this Section 5.3 as a result of any material acquisition, divestiture or other material transaction outside of the ordinary course of business during the Earnout Period. Notwithstanding anything herein to the contrary, the Surviving Corporation shall not take any action or fail to take action which has as its primary purpose the diminution of the Earnout Payment. Notwithstanding the potential effect of the Board's powers and rights on the Surviving Corporation's EBITDA during the Earnout Period, the Shareholders agree that the Board may operate the Surviving Corporation as it deems in the best overall interests of the shareholders of the Surviving Corporation and the Surviving Corporation as a whole taking into account their respective conditions and prospects from time to time, and that, in the absence of fraud or gross negligence on the part of the Board or a breach of the immediately preceding sentence, the Shareholders shall have no right to contest the exercise of such powers and rights or the effect thereof on the Surviving Corporation's EBITDA for the Earnout Period.

          (d) Any Earnout Payment payable hereunder shall be paid to the Shareholders according to their Pro Rata Share of such Earnout Payment by wire transfer of immediately available funds to an account designated by the Shareholders to the Surviving Corporation within five days after any final determination of an Earnout Payment hereunder. The parties hereto acknowledge and agree that the Earnout Payment shall constitute an additional portion of the Final Share Price.


                                   ARTICLE 6

                             CONDITIONS TO CLOSING

          6.1 Conditions to the Company's Obligations. Except as otherwise expressly provided herein, the obligation of the Shareholders and the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article 9 hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement (without taking into account any disclosures made by Acquisition pursuant to Section 9.10 hereof);

          (b) Acquisition will have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) no action or proceeding before any court or government body will be pending or threatened which, in the reasonable judgment of the Company, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded;

          (d) Each of the shareholders of Acquisition will have executed and delivered the Shareholders Agreement;

          (e) Each of the shareholders of Acquisition will have executed and delivered a registration agreement substantially in the form of Exhibit C attached hereto (the "Registration Agreement");

          (f) on the Closing Date, Acquisition will have delivered to the Company each of the following:

               (i) a certificate from an officer of Acquisition, in the form of Exhibit D attached hereto, dated the Closing Date, stating that the applicable preconditions specified in subsections (a), (b) and (d) through
     (e) hereof, inclusive, have been satisfied;

               (ii) certified copies of the resolutions duly adopted by Acquisition's board of directors and shareholders authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

               (iii) copies of all necessary governmental and/or regulatory approvals required in order for Acquisition to effect the transactions contemplated by this Agreement and the other agreements contemplated hereby; and

               (iv) such other documents or instruments as the Company or the Shareholders reasonably request to effect the transactions contemplated hereby.

          (g) the authorization of each of the FCC, the California Public Utilities Commission and the Nevada Public Utility Commission to the consummation of the transactions contemplated hereby shall have been obtained;

          (h) Acquisition will have filed the Agreement of Merger in accordance with the CGCL; and

          (i) the Company will have received an opinion from Houlihan Lokey Howard & Zukin or such other recognized financial advisor reasonably satisfactory to Acquisition and the Shareholders to the effect that, immediately following the Closing and after giving effect to the transactions contemplated hereby, the Surviving Corporation shall be solvent and the fair value of the Surviving Corporation's assets shall be greater than the fair value of the Surviving Corporation's liabilities (the "Valuation Opinion").

All proceedings to be taken by Acquisition in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by the Company will be reasonably satisfactory in form and substance to the Company and its counsel. Any condition specified in this Section 6.1 may be waived by the Company; provided that no such waiver will be effective unless it is set forth in a writing executed by the Company.

          6.2 Conditions to Acquisition's Obligation. Except as otherwise expressly provided herein, the obligation of Acquisition to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article 8 hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement (without taking into account any disclosures made by the Company pursuant to Section 8.28 hereof);

          (b) the Company and the Shareholders will have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement on or prior to the Closing;

          (c) the Company will have obtained (i) all consents and approvals by governmental agencies that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby (including the authorization of each of the FCC, the California Public Utilities Commission and the Nevada Public Utility Commission to the transactions contemplated hereby) and (ii) all consents and approvals by third parties that are required in order to prevent a breach of, or a default under or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement to which the Company is a party listed on the Required Contract Consents Schedule attached hereto, each on terms and conditions reasonably satisfactory to Acquisition;

          (d) all Government Licenses that are required to be transferred or obtained by the Surviving Corporation as a result of the change of ownership of the Company contemplated hereby and that are required to own and operate the Surviving Corporation and to carry on the business as now conducted will have been transferred to or obtained by the Surviving Corporation on terms and conditions, in the reasonable judgment of Acquisition, no less favorable to the Surviving Corporation than they are to the Company;

          (e) no action or proceeding before any court or government body will be pending or threatened which, in the reasonable judgment of Acquisition, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded;

          (f) the Shareholders will have executed and delivered the Shareholders Agreement;

          (g) the Shareholders will have executed and delivered the Registration Agreement;

          (h) absence of any material adverse change in the Company's business (including, without limitation, after giving appropriate consideration to the impact of the loss of any Key Customer, Key Employee or Key Supplier), assets, financial condition, operating results, cash flow or net worth (a "Material Adverse Change");

          (i) the Company shall have obtained payoff letters with respect to all Indebtedness in form and substance reasonably satisfactory to Acquisition and releases of all Liens relating to any asset (other than Statutory Liens);

          (j) on the Closing Date, the Company will have delivered to Acquisition each of the following:

               (i) a certificate from an officer of the Company, in the form of Exhibit E attached hereto, dated the Closing Date, stating that the applicable preconditions specified in subsections (a) through (i) hereof, inclusive, have been satisfied;

               (ii) certified copies of the resolutions duly adopted by the Company's board of directors and shareholders authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

               (iii) copies of all necessary governmental and/or regulatory approvals and third party consents, approvals, releases and filings required in order for the Company to effect the transactions contemplated by this Agreement and the other agreements contemplated hereby;

               (iv) with respect to each of the real property leases listed on the Leased Real Property Schedule attached hereto, (A) an estoppel letter from the landlords of those properties indicated on the Leased Real Property Schedule, in form and content satisfactory to Acquisition and containing such matters as Acquisition may reasonably request and (B) such title insurance commitments, policies and riders and current surveys of such real property as Acquisition is required to deliver to the financing sources in connection with the financing of the transactions contemplated hereby;

               (v) the Company shall have obtained a non-disturbance agreement in form and substance satisfactory to Acquisition from each lender encumbering the leasehold estates for those parcels of leased property indicated on the Leased Real Property Schedule;

               (vi) certified copies, of a recent date prior to the Closing Date, of the articles of incorporation and by-laws, together with all amendments thereto, and foreign qualifications of the Company and appropriate certificates or telegrams, of a recent date prior to the Closing Date, of the secretary of state of the state under the laws of which the Company is organized and each state in which the Company is required to be qualified to do business as to the continued good standing of the Company;

               (vii) such other documents or instruments as Acquisition reasonably requests to effect the transactions contemplated hereby;

          (k) the Company will have filed the Agreement of Merger in accordance with the CGCL;

          (l) the Company will have received the Valuation Opinion; and

          (m) Acquisition will have received (i) from Orrick, Herrington & Sutcliffe, LLP, counsel for the Company, an opinion with respect to the matters set forth in Exhibit F-1 attached hereto, (ii) from Neumiller & Beardslee, regular corporate counsel for the Company, an opinion with respect to the matters set forth in Exhibit F-2 attached hereto, (iii) from Cooley Godward LLP, corporate counsel for the Company and the Surviving Corporation, an opinion with respect to the matters set forth in Exhibit F-3 attached hereto, and (iv) from Goodin, MacBride, Squeri, Schlotz & Ritchie, LLP, regulatory counsel for the Company, an opinion with respect to the matters set forth in Exhibit F-4 attached hereto, addressed to Acquisition and any third party lending institution designated by Acquisition and dated the Closing Date, in form and substance reasonably satisfactory to Acquisition.

All proceedings to be taken by the Company in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Acquisition will be reasonably satisfactory in form and substance to Acquisition and its counsel. Any condition specified in this Section 6.2 may be waived by Acquisition; provided, that no such waiver will be effective unless it is set forth in a writing executed by Acquisition.

                                   ARTICLE 7

                          COVENANTS PRIOR TO CLOSING

          7.1 Affirmative Covenants. Between the date hereof and the Closing Date, except as otherwise expressly provided herein or as expressly authorized by Acquisition, the parties agree that:

          (a) the Company will conduct its business, including without limitation, its cash management customs and practices (including the collection of receivables, payment of payables and incurrence of capital expenditures) only in the usual and ordinary course of business in accordance with past custom and practice;

          (b) the Company will carry on its business in the same manner as presently conducted and use reasonable best efforts to keep its organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (c) the Company will permit Acquisition and its employees, agents, potential lenders, environmental consultants and accounting and legal representatives to have reasonable access, upon reasonable notice, to its books, records, invoices, contracts, leases, key personnel, independent accountants, legal counsel, property, facilities, equipment and other things reasonably related to its business, including Key Customers selected by Acquisition for such purposes;

          (d) the Company will use reasonable best efforts to maintain its physical facilities and equipment in good operating condition and repair, ordinary wear and tear excepted, and in a manner consistent with past practices, incur capital expenditures in a manner consistent with past practices, maintain insurance reasonably comparable to that in effect on the date hereof, maintain inventory, supplies and spare parts at customary operating levels consistent with past practices, replace in accordance with past practice any inoperable, worn out or obsolete assets with assets of comparable quality and, in the event of a casualty, loss or damage to any of the assets prior to the Closing Date for which the Company is insured, either repair or replace such assets;

          (e) the Company will maintain its books, accounts (including working capital) and records in accordance with past custom and practice as used in the preparation of the 1997 Balance Sheet (as defined below) and the Latest Balance Sheet (as defined below);

          (f) the Company will maintain the existence of all Intellectual Property Rights in a manner consistent with past practices;

          (g) the Company will encourage, and not act to dissuade or discourage, employees to continue their employment with the Company and its Subsidiaries after the Closing;

          (h) the Company will keep in full force and effect its corporate existence and all Government Licenses relating to or pertaining to its business and use best efforts to obtain all consents, permits, licenses, approvals and other authorizations necessary to consummate the transactions contemplated hereby, and to cause the other conditions to Acquisition's obligation to close to be satisfied;

          (i) the Company will promptly inform Acquisition in writing of any variances from the representations and warranties contained in Article 8 hereof or any breach of any covenant hereunder by the Company;

          (j) the Company, the Shareholders and Acquisition will file any forms and related material that they may be required to file with the FCC, the California Public Utility Commission and the Nevada Public Utility Commission, to the extent practicable, no later than ten business days after the date hereof, and use their reasonable best efforts to obtain the authorization of the FCC, the California Public Utility Commission and the Nevada Public Utility Commission to the transactions contemplated hereby as expeditiously as practicable, and will make any further filings pursuant thereto that may be necessary in connection therewith;

          (k) the Company shall notify Acquisition of any litigation, arbitration, or administrative proceeding pending or, to the Company's knowledge, threatened against the Company or the Shareholders which challenges the transactions contemplated hereby, including, without limitation, any challenges to any governmental authorization, and the Company shall use its reasonable best efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement;

          (l) Acquisition shall notify the Company of any litigation, arbitration or administrative proceeding pending or, to Acquisition's knowledge, threatened against Acquisition or its shareholders which challenges the transactions contemplated hereby, including, without limitation, any challenges to any governmental authorization, and Acquisition shall use its reasonable best efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement;

          (m) the Company, the Shareholders and Acquisition shall use their respective reasonable best efforts to obtain the Valuation Opinion;

          (n) the Company shall pay and discharge in full all trade payables and other amounts due as of the Closing to the Persons listed on the Prepaid Creditors Schedule attached hereto (the "Prepaid Creditors"); provided that any payment to any Prepaid Creditor (including all Prepayment Penalties and similar amounts) shall not exceed the amount estimated with respect to such Prepaid Creditor on the Prepaid Creditors Schedule by greater than 10% without the consent of Acquisition; and provided further that the Prepaid Creditor Schedule shall not be amended or modified prior to the Closing without the consent of Acquisition;

          (o) the Company shall obtain a waiver relating to the transaction contemplated hereby in form and substance reasonably satisfactory to the Shareholders and Acquisition from each creditor of the Company for which such waiver is reasonably requested by the Shareholders and approved by Acquisition (such approval not to be unreasonably withheld);

          (p) the Company shall allow a representative of Acquisition to attend and to participate in all significant discussions and negotiations between the Company and PacBell or GTE relating to the dispute presently pending before the California PUC or relating to the interconnection arrangements between the Company and such parties; and

          (q) the Company (upon the satisfaction of its conditions to Closing) and Acquisition (upon the satisfaction of its conditions to Closing) shall cause the Agreement of Merger to be filed in accordance with the CGCL, and shall take any and all other lawful actions, and do any and all lawful other things necessary to effect the Merger and to enable the Merger to become effective.

          7.2 Negative Covenants.

          (a) Between the date hereof and the Closing Date, except as otherwise provided herein or as expressly authorized by Acquisition, the Company will not:

               (i) except as disclosed on the attached Future Developments Schedule or permitted under Section 7.2(a)(iii) below, take any action that would require disclosure under Section 8.8 hereof; provided that the Future Developments Schedule shall not be amended or modified prior to Closing without the consent of Acquisition;

               (ii) take any action that or omit to take any action the omission of which, would reasonably be anticipated to result in a Material Adverse Change (a "Material Adverse Effect");

               (iii) without the prior written approval of Acquisition, (A) enter into any contract (1) out of the ordinary course of business, or (2) restricting in any way the conduct of its business, (B) make any loans, (C) increase any officer's compensation, incentive arrangements or other benefits or increase any non-executive employee's compensation, incentive arrangements or other benefits except as disclosed on the Future Developments Schedule, (D) pay any dividends, redeem, purchase or otherwise acquire directly or indirectly the Company's issued and outstanding capital stock, or any outstanding rights or securities exercisable or exchangeable for or convertible into capital stock of the Company, (E) amend its charter or by-laws or issue or agree to issue any capital stock or any rights to acquire, or securities convertible into or exchangeable for, any of its capital stock, (F) directly or indirectly engage in any transaction, arrangement or contract with any officer, director, partner, shareholder or other insider or Affiliate of the Company which is not at arm's length, (G) execute any Guarantee, issue any debt or borrow any money, except from suppliers or under existing credit facilities in the ordinary course of business, or buy or sell any assets out of the ordinary course of business,
     (H) settle or compromise any litigation, claim, administrative or regulatory proceeding or (I) except as set forth elsewhere herein, enter into any other transaction which is material to the Company taken as a whole; or

               (iv) enter into any transaction, arrangement or contract (including, without limitation, any transfer of any material portion of the Company's assets or placing a Lien on any material portion of the Company's assets) except on an arm's length basis in the ordinary course of business consistent with past custom and practice; or

               (v) until consummation of the transactions contemplated hereby or termination of this Agreement pursuant to Section 10.1 hereof, neither the Company, the Shareholders nor any of their Affiliates or representatives or, as applicable, their respective officers, employees, directors, or agents will, directly or indirectly, (A) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person or enter into any agreement or accept any offer relating to any (1) reorganization, liquidation, dissolution or recapitalization of the Company or any Subsidiary, (2) additional borrowings or increased indebtedness of the Company or any Subsidiary, other than to generate working capital in the ordinary course of business, under currently existing credit facilities,
     (3) merger or consolidation involving the Company or any Subsidiary, (4) purchase or sale of any material assets or capital stock other than as set forth in the Company's capital expenditure budget previously delivered to Acquisition, or (5) similar transaction or business combination involving the Company or any Subsidiary, or their assets (the foregoing items (1) through (5) collectively referred to herein as a "Business Sale"), or (B) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. The Company shall notify Acquisition immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing. In the event that any of the Company or the Shareholders breaches the provisions of this Section 7.2(a)(v) and the transactions contemplated hereby are not consummated for any reason related to such breach, the Company and/or the Shareholders shall promptly reimburse Acquisition and its shareholders for all out-of-pocket fees and expenses incurred before or after the date of this Agreement by Acquisition and its shareholders related to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants and other consultants and advisors retained by Acquisition in connection with the transactions contemplated hereby. The foregoing provisions are in addition to, and not in derogation of, any statutory or other remedy that Acquisition and its shareholders may have for a breach of this Section 7.2(a)(v).

          7.3 Consent of Acquisition. For purposes of obtaining any consent or other approval of Acquisition required by this Article 7, the Company shall be entitled to conclusively rely upon any such consent or approval given by Wallace
W. Griffin on behalf of Acquisition or such other representative of Acquisition as Acquisition shall designate in writing to the Company.

                                   ARTICLE 8

             REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

          As an inducement to Acquisition to enter into this Agreement, the Company hereby represents and warrants to Acquisition that (it being understood that any disclosure contained in a schedule in response to this Article 8 shall be deemed disclosed only in connection with the specific representation or warranty to which it is explicitly referenced):

          8.1 Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and by-laws which have been furnished to Acquisition's special counsel reflect all amendments made thereto at any time prior to or contemporaneously at the date of this Agreement and are correct and complete.

          8.2 Capitalization.

          (a) The attached Company Capitalization Schedule accurately sets forth the authorized capital stock of the Company and the name of each Person holding any equity securities of the Company. The Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plan. Except as set forth on the attached Company Capitalization Schedule, the Company is not subject to any option or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of its capital stock. All of the outstanding shares of the Company's capital stock have been validly issued, fully paid and nonassessable.

          (b) There are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

          (c) The Company is not a party to or bound by any agreement with respect to a Business Sale other than this Agreement, and the Company has terminated all discussions with third parties regarding any Business Sale.

          8.3 Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company and no other corporate act or proceeding on the part of the Company, its board of directors or stockholders is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company and this Agreement and each other agreement contemplated hereby to which the Company is a party constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effects of (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity. Except as set forth in the attached Consents Schedule, the execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not
(a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or by-laws of the Company, any agreement to which the Company is a party, or any law, statute, rule or regulation, instrument, license, permit, order, judgment or decree to which the Company is subject.

          8.4 Subsidiaries. The Company has no Subsidiaries and does not own or hold the right to acquire any shares of stock or any other security or interest in any other Person.

          8.5 Financial Statements.

          (a) Each of (i) the audited balance sheets of the Company as of December 31, 1997 (the "1997 Balance Sheet") and 1996 and the related statements of income and changes in stockholders' equity and cash flows (or the equivalent) and (ii) the unaudited balance sheet of the Company (on a consolidated basis) as of May 31, 1998 (the "Latest Balance Sheet"), and the related statements of earnings and retained earnings and cash flows (or the equivalent) for the five-month period then ended (including in all cases the notes thereto, if any), each attached hereto as the Financial Statements Schedule, is accurate and complete, is consistent with the books and records of the Company (which, in turn, are accurate and complete) and fairly presents the consolidated financial position of the Company in conformity with GAAP, consistently applied, subject in the case of the Latest Balance Sheet and the related statements of earnings and changes in stockholders' equity and cash flow (or equivalent) to the absence of footnote disclosure and changes resulting from normal year end audit adjustments (which will not be material individually or in the aggregate).

          (b) Except as set forth on the Disputed Accounts Receivable Schedule, all accounts receivable of the Company's business, (i) are (or will be) bona fide receivables incurred in the ordinary course of business, (ii) are (or to the Company's knowledge will be) current and collectible, and shall be collected within 120 days after the Closing Date, at the aggregate recorded amount thereof as shown on the Latest Balance Sheet, (iii) are (or will be) properly reflected on the Company's books and records in accordance with GAAP as of the Latest Balance Sheet or the Closing Balance Sheet, as the case may be, as detailed on the Financial Statements Schedule, and (iv) are not currently (nor to the Company's knowledge will be) the subject of any counterclaim, or a claim for a chargeback, deduction, preference payment, credit, return allowance, set-off or other offset, other than as reflected by the reserve for bad debts on the Company's financial statements and as disclosed on the Disputed Accounts Receivable Schedule. Except as disclosed on the Disputed Accounts Receivable Schedule, as of the Closing Date, no Person will have any Lien on any accounts receivable or any part thereof, and no agreement for deduction, free goods or services, discount or other deferred price or quantity adjustment will have been made by the Company with respect to any accounts receivable other than in the ordinary course of business. The Disputed Accounts Receivable Schedule attached hereto sets forth the amount and a description of any current counterclaim, claim for a chargeback, deduction, preference payment, credit, return allowance, set-off or other set-off relating to all accounts receivable of the Company's business other than any of the foregoing in amounts which are less than $15,000 individually and less than 100,000 in the aggregate. Without limiting the foregoing, the Disputed Accounts Receivable Schedule also shows the amount of all Unpaid Compensation and any other payments owed to the Company by PacBell, GTE or any other incumbent local exchange carrier for fiscal year 1997 and from January 1, 1998 to April 30, 1998 which have not been paid to the Company as of the date hereof.

          (c) Substantially all of the Company's inventory shown on the Latest Balance Sheet and the inventory of the Company and its Subsidiaries as of the Closing Date, in each case net of the reserves applicable thereto determined in accordance with GAAP, consists (or to the Company's knowledge will consist) of a quantity and quality usable and saleable in the ordinary course of the Company's business, as applicable, is not (nor to the Company's knowledge will be) slow-moving (i.e., unsaleable within twelve months from the Closing Date), obsolete or damaged, is (or to the Company's knowledge will be) merchantable and fit for its intended use, and is not (nor will be) defective.

          8.6 Absence of Undisclosed Liabilities. Except as set forth on the attached Liabilities Schedule, the Company does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any of its Subsidiaries, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (a) liabilities reflected on the Latest Balance Sheet (including any notes thereto), (b) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (c) obligations to the Company's suppliers that have arisen under purchase orders incurred in the ordinary course of business,
(d) other liabilities and obligations expressly disclosed in the other schedules referred to in this Article 8 and (e) liabilities and obligations incurred at the Closing related to the transactions contemplated hereby (other than any liabilities or obligations related to the transactions contemplated hereby created or incurred at the Closing as a result of any actions taken by the Company or any of the Shareholders).

          8.7 No Material Adverse Effect. Except as set forth on the attached Developments Schedule, since the date of the 1997 Balance Sheet, there has been no Material Adverse Effect.

          8.8 Absence of Certain Developments.

          (a) Except as set forth in the attached Developments Schedule, since the date of the 1997 Balance Sheet, the Company has not:

               (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

               (ii) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities incurred in the ordinary course of business;

               (iii) discharged or satisfied any material Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

               (iv) declared or made any payment or distribution of cash or other property to its shareholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities) or declared or made any salary payment or other payment to any of the Shareholders or their Affiliates or to any third party on their behalf out of the ordinary course of business;

               (v) mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Permitted Liens;

               (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

               (vii) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (viii) made capital expenditures or commitments that aggregate in excess of the total amount (as determined by the Company's board of directors) budgeted for capital expenditures and commitments for fiscal year 1998, as set forth on the attached Capital Expenditures Budget Schedule;

               (ix) made any loans or advances to, Guarantees for the benefit of, or any Investments in, any Persons in excess of $100,000 in the aggregate;

               (x) made any charitable contributions or pledges;

               (xi) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

               (xii) made any Investment in or taken steps to incorporate any Subsidiary;

               (xiii) entered into any other material transaction outside the ordinary course of business;

               (xiv) sold, assigned, transferred, abandoned or permitted to lapse any Government Licenses which, individually or in the aggregate, are material to the Company's business or any portion thereof, or any of the Intellectual Property Rights or other intangible assets, or disclosed any material proprietary confidential information to any Person, except in the ordinary course of business consistent with past custom and practice, or granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights; or

               (xv) made or granted any increase in, or amended or terminated, any existing plan, program, policy or arrangement, including without limitation, any Plan (as defined in Section 8.17(g)), employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, or amended or renegotiated any existing collective bargaining agreement or entered into any new collective bargaining agreement or multiemployer plan.

          (b) The Company has not made any illegal payments of political contributions or made any bribes, kickback payments or other illegal payments.

          (c) No party (including the Company) has accelerated, terminated, materially modified, or canceled any contract, lease, sublease, license, sublicense or other agreement set forth on the attached Contracts Schedule or Leased Real Property Schedule.

          8.9 Assets.

          (a) Except as set forth on the attached Assets Schedule, the Company has good and marketable title to, or a valid leasehold interest in, the personal properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable and Permitted Liens.

          (b) The Leased Real Property Schedule contains a complete list of all real property leased or subleased by the Company (the "Leased Realty"). The Company does not own any real property. The Company has a valid leasehold interest in each Leased Realty, subject only to Liens contemplated by this Agreement or the transactions contemplated hereby and Permitted Liens. The Company has previously delivered to Acquisition's special counsel complete and accurate copies of each of the leases for the Leased Realty (the "Realty Leases"). With respect to each Realty Lease listed on the Leased Real Property
Schedule: (i) the Realty Lease is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Company nor to the Company's knowledge any other party to the Realty Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default by the Company or permit termination, modification or acceleration under the Realty Lease or to the Company's knowledge constitute a breach or default by any other party to such Realty Lease; (iii) no party to the Realty Lease has repudiated any provision thereof; (iv) there are no disputes, oral agreements, or forbearance programs in effect as to the Realty Lease; (v) the Realty Lease has not been modified in any material respect, except to the extent that such modifications are disclosed by the documents delivered to Acquisition; and (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Realty Lease.

          (c) Except as described on the Assets Schedule, the Company's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company owns or uses pursuant to a valid lease or license all buildings, improvements, machinery, equipment and other tangible personal property and all intangible property necessary for the conduct of the Company's business as currently conducted.

          8.10 Contracts and Commitments.

          (a) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule, the Company is not a party to or bound by any written or oral:

               (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

               (ii) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

               (iii) contract under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $75,000;

               (iv) agreement or indenture relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company;

               (v) Guarantee;

               (vi) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

               (vii) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed 100,000;

               (viii) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000 annually, other than purchase and sales orders incurred in the ordinary course of business;

               (ix) contract or other arrangement pursuant to which the Company has agreed to pay any portion of the Unpaid Compensation to any other Person;

               (x) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

               (xi) warranty agreement with respect to its services rendered or its products sold or leased;

               (xii) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

               (xiii) sales, distribution or franchise agreement;

               (xiv) agreement with a term of more than six months which is not terminable by the Company upon less than 60 days' notice without penalty and involves a consideration in excess of $100,000 annually;

               (xv) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (xvi) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

          (b) All of the contracts, leases, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity. Except as set forth on the Contracts Schedule, (i) the Company has performed all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, lease, agreement or instrument to which the Company is subject; (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any contract, lease, agreement or instrument to which the Company is subject; (iii) the Company does not have any present expectation or intention of not fully performing all such obligations; and (iv) to the Company's knowledge, there has been no breach or anticipated breach by the other parties to any contract, lease, agreement, instrument or commitment to which the Company is a party.

          8.11 Intellectual Property Rights.

          (a) The attached Intellectual Property Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by the Company, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company and
(iii) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company. The Intellectual Property Schedule also contains a complete and accurate list of all material licenses and other rights granted by the

Company to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights, except for any licenses relating to any "off-the-shelf" or other non-customized computer software. The Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights reasonably necessary for the operation of the businesses of the Company as presently conducted, free and clear of all Liens (except Permitted Liens). To the Company's knowledge, except as set forth on the Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has taken all commercially reasonable action to maintain and protect the Intellectual Property Rights which it owns. To the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company have taken commercially reasonable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

          (b) Except as set forth on the Intellectual Property Schedule, (i) the Company owns all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens (except Permitted Liens), (ii) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the Company's knowledge, there are no grounds for the same, (iii) the Company has not received any notices of, and is not aware of any facts which indicate a reasonable likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including, without limitation, any demand or request that the Company license any rights from a third party), (iv) the conduct of the Company's business has not infringed, misappropriated or conflicted with and the conduct of the Company's business do not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (v) to the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company has not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no Material Adverse Effect on the Company's right, title or interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

          (c) Except as disclosed on the Intellectual Property Schedule, to the Company's knowledge, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related computer systems or software that are used or relied on by Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

          8.12 Government Licenses and Permits. The attached Licenses Schedule contains a complete listing and summary description of all Government Licenses used by the Company in the conduct of its business. Except as indicated on the Licenses Schedule, the Company owns or possesses all right, title and interest in and to (a) all of the Government Licenses (other than any qualifications or licenses to transact business in any city or county (each a "Local Business

License")) that are necessary to own and operate its business as presently conducted and (b) all Local Business Licenses that are necessary to own and operate its business as presently conducted, except the failure to own or possess any Local Business License which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, including, without limitation, all Government Licenses required under any federal, state or local law relating to public health and safety, employee health and safety or pollution or protection of the environment. The Company is in compliance with the terms and conditions of such Government Licenses and has received no notices that it is in violation of any of the terms or conditions of such Government Licenses. The Company has taken all necessary action to maintain such Government Licenses. No loss or expiration of any such Government License is pending or to the Company's knowledge, threatened or reasonably foreseeable other than expiration in accordance with the terms thereof. Except as expressly set forth on the Licenses Schedule, all of the Government Licenses will be available for use by the Surviving Corporation after the Closing on the same terms such Governmental Licenses were available for use by the Company prior to the Closing and the transactions contemplated hereby shall have no adverse effect on such Government Licenses.

          8.13 Litigation; Proceedings. Except as set forth on the attached Litigation Schedule, (i) there are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's knowledge, threatened against the Company or materially affecting the Company in a materially different manner than it affects other companies in the industry (or to the Company's knowledge, pending or threatened against any of the officers, directors or employees of the Company with respect to its business or proposed business activities or materially affecting any of the officers, directors or employees of the Company with respect to its business or proposed business activities in a materially different manner than it affects other similarly situated individuals in the industry), or pending or threatened by the Company against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); (ii) the Company is not subject to any pending or, to Company's knowledge, threatened arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries; and (iii) to the Company's knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency.

          8.14  Compliance with Laws and Regulations.

          (a) Except as set forth on the attached Compliance Schedule, the Company has not violated any law or any governmental regulation or requirement, and the Company has not received notice of any such violation.

          (b) Without limiting the generality of Section 8.14(a), except as disclosed on the Compliance Schedule, (i) the Company has all of the certificates, licenses, consents, approvals, and authorizations required under Telecommunications Law for the operation of its business as presently conducted;
(ii) no notices, reports, or other filings are required to be made by the Company to or with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, the FCC or any PUC in connection with the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, and such execution, delivery, and consummation will not violate applicable provisions of Telecommunications Law. Except as disclosed on the Compliance Schedule, there are no unsatisfied complaints against the Company pending before the FCC or any PUC, and neither the FCC nor any PUC has entered any order or decision finding the Company to be in violation of any provision of Telecommunications Law or given the Company notice of any proceeding that may result in the entry of such an order or decision. The Company has filed all required reports with and paid all fees, contributions, and assessments required by the FCC and any PUC.

          8.15 Environmental and Safety Requirements. Except as set forth on the attached Environmental Schedule, the Company has complied and is in compliance with all Environmental, Health, and Safety Requirements (including without limitation all permits and licenses required thereunder). Except as set forth on the attached Environmental Schedule, the Company has received no oral or written notice of any violation of, or any liability (contingent or otherwise) or obligation under, any Environmental, Health, and Safety Requirements or related common law. No facts or circumstances with respect to the past or current operations or facilities of the Company or any predecessor or affiliate thereof (including without limitation any onsite or offsite disposal or release of hazardous materials, substances or wastes) would give rise to any liability or obligation of the Company or the Surviving Corporation under any Environmental, Health, and Safety Requirements or related common law.

          8.16 Employees. The attached Employees Schedule correctly sets forth the name and current annual salary of each of the Company's employees receiving more than $100,000 in annual compensation and whether any employees are absent from active employment, including, but not limited to, leave of absence or disability. Except as set forth on the attached Employees Schedule, (a) the Company is not aware that any executive or Key Employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company; (b) the Company has complied with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes), and the Company is not aware that it has any labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances); and (c) to the Company's knowledge, none of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to or in conflict with the present business activities of the Company, except for agreements between the Company and its present and former employees.

          8.17  Employee Benefit Plans.

          (a) The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (b) Except with respect to the plans set forth on the attached Employee Benefits Schedule under the heading "Welfare Plans" (the "Welfare Plans") or as otherwise required by law, the Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits including, but not limited to, "employee welfare benefit plans" (as defined in Section 3(1) of ERISA. No Welfare Plans provide medical or life insurance benefits to current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state law).

          (c) Except with respect to the plans set forth on the attached Employee Benefits Schedule under the heading "Pension Plans" (the "Pension Plans"), the Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

          (d) Except with respect to the plans set forth on the Employee Benefits Schedule under the heading "Profit Sharing Plans" (the "Profit Sharing Plans"), the Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

          (e) Except with respect to the plans set forth on the Employee Benefits Schedule under the heading "Other Plans" (the "Other Plans"), the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, retirement, severance, sick leave, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

          (f) For purposes of this Section 8.17, the term "Company" includes all organizations under common control with the Company pursuant to Section 414 of the Code.

          (g) With respect to the Welfare Plans, Pension Plans, the Profit Sharing Plans and the Other Plans set forth on the Employee Benefits Schedule (the "Plans"), all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet. As of the Closing, the fair market value of the assets of each Pension Plan shall equal or exceed the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation ("PBGC") methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date.

          (h) Except as set forth on the Employee Benefits Schedule, the Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject the Company or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to part 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or to the Company's knowledge threatened which could result in or subject the Company to any liability and there are no circumstances which would give rise to or be expected to give rise to any such actions, suits or claims. No Pension Plan has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA or Code Section 412, whether or not waived. No liability to the PBGC (except for payment of premiums) or otherwise under Title IV of ERISA has been incurred by the Company with respect to the Pension Plans, no reportable event within the meaning of Section 4043 of ERISA has occurred with respect to the Pension Plans, and the PBGC has not threatened the termination of the Pension Plans.

          (i) Each of the Pension Plans and the Profit Sharing Plans which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, that such plan is qualified under Code Section 401(a), and to the Company's knowledge there are no circumstances which would cause the Pension Plans or the Profit Sharing Plans to fail to remain so qualified.

          (j) The Company has provided Acquisition with true and complete copies of all documents pursuant to which the Plans are maintained and administered and the most recent annual reports (Form 5500 and attachments) for the Plans.

          8.18 Insurance. The attached Insurance Schedule contains a description of each insurance policy maintained by the Company with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has not been denied insurance coverage. The insurance coverage of the Company is of a kind and type routinely carried by corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, the Company does not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          8.19  Tax Matters.

          (a) Except as set forth on the attached Taxes Schedule:

               (i) the Company has filed all Tax Returns which it is required to file under applicable laws and regulations, and all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations;

               (ii) the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party;

               (iii) the Company has not waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency;

               (iv) the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company if its current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

               (v) since the date of the Latest Balance Sheet, the Company has not incurred any liability for Taxes other than in the ordinary course of business;

               (vi) no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company;

               (vii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted, or assessed by any taxing authority against the Company;

               (viii) the Company has not received from any foreign, federal, state or local taxing authority any (A) written notice indicating an intent to open an audit or other review or (B) request for information related to Tax matters; and

               (ix) to the Company's knowledge, there are no material unresolved questions or claims concerning the Company's Tax liability.

          (b) The Company (i) has not made an election under Section 341(f) of the Code, (ii) is not liable for the Taxes of another Person (A) under Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law),
(B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise,
(iii) is not a party to any tax sharing agreement and (iv) has not made any payments, is not obligated to make any payments or is not a party to an agreement that could obligate it to make any payments that would not be deductible under Code Section 280G.

          (c) Except as set forth on the attached Taxes Schedule, the Company has not been a member of an Affiliated Group.

          (d) Except as set forth on the attached Taxes Schedule, the Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) any closing agreement described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), or (C) any installment sale made prior to the Closing Date.

          8.20 Brokerage; Transaction Bonuses. Except as set forth on the attached Brokerage Schedule or Transaction Bonuses Schedule, there are no (a) claims for brokerage commis sions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or (b) special bonus or other similar compensation payable to any employee of the Company in connection with the transactions contemplated by this Agreement based upon any actions of the Company or any Shareholder. The Shareholders shall pay, and hold the Company and the shareholders of Acquisition harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim which is not set forth on the Brokerage Schedule or Transaction Bonuses Schedule, as the case may be.

          8.21 Bank Accounts. The Bank Account Schedule attached hereto lists all of the Company's bank accounts (designating each authorized signatory and the level of each signatory's authorization).

          8.22 Names and Locations. Excepts as set forth on the attached Names and Locations Schedule, during the five-year period prior to the execution and delivery of this Agreement, neither the Company nor any of its predecessors has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. All of the tangible assets and properties of the Company are located at the locations set forth on the Names and Locations Schedule.

          8.23 Affiliate Transactions. Except as set forth on the attached Affiliated Transactions Schedule, no officer, director, employee, shareholder or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

          8.24 Warranties. Except as disclosed on the Warranty Schedule, (a) all products and services designed, serviced, distributed, sold or delivered by the Company at any time prior to the Closing Date have been in conformity with all applicable contractual commitments and all express or implied warranties,
(b) except as adequately reserved on the Latest Balance Sheet, no liability exists for replacement thereof or other damages in connection with such sales or deliveries at any time prior to the Closing Date in excess of $25,000 individually or $100,000 in aggregate, and (c) no products or services heretofore sold by the Company are now subject to any guarantee or warranty other than the Company's standard terms and conditions of sale, lease or service (including as a result of any course of conduct between the Company and any Person or as a result of any statements in any of the Company's product or promotional literature). The Company has not been notified in writing of any claims in an individual amount exceeding $25,000 or in an aggregate amount exceeding $100,000 for (and the Company has no knowledge of any threatened claims for) any extraordinary product returns, warranty obligations or product services relating to any of its products or services.

          8.25 Consents and Approvals. Except as set forth on the attached Consents Schedule, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, and no consent or approval of any other third party is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, in order to prevent a breach of, or a default under or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement to which the Company is a party.

          8.26 Customers and Suppliers. The Customers and Suppliers Schedule attached hereto accurately sets forth (a) a list of the top twenty customers of the Company (on a consolidated basis) (by volume of sales to such customers) for the three-month period ended December 31, 1997 and a list of the top ten customers of the Company for the three-month period ended December 31, 1996 and
(b) a list of the top ten suppliers of the Company (by volume of purchases from such suppliers), for the fiscal year ended December 31, 1997 and the three-month period ended December 31, 1996. Except as set forth on the Customers and Suppliers Schedule, there exist no actual or, to the Company's knowledge, threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of the Company with any customer or group of customers whose purchases during each of the three-month periods ended December 31, 1997 and December 31, 1996 caused them to rank among the twenty largest customers by volume of sales or (b) the business relationship of the Company with any supplier material to its operations.

          8.27 Disclosure. Neither this Article 8, the schedules hereto nor any document delivered by the Company to Acquisition in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. To the Company's knowledge, there is no material fact which has not been disclosed to Acquisition which materially adversely affects or could reasonably be anticipated to materially adversely affect the Company.

          8.28 Closing Date. All of the representations and warranties of the Company contained in this Article 8 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by the Company to Acquisition will be true and correct on the Closing Date, except to the extent (a) of any changes expressly contemplated by this Agreement and (b) that the Company has advised Acquisition otherwise in writing prior to the Closing solely with respect to any facts, events or circumstances arising or existing for the first time after the date hereof.

          8.29 No Implied Representations or Warranties. Acquisition hereby acknowledges and agrees that the Company is not making any representation or warranty whatsoever, express or implied, except those representations and warranties of the Company explicitly set forth in this Agreement or in the schedules hereto or in any certificate contemplated hereby and delivered by the Company or the Shareholders in connection herewith. In any event, except as explicitly set forth herein, none of the Shareholders, the Company or any of their respective officers, directors, partners, employees, affiliates or representatives, as the case may be, has made or is making any representation, express or implied, as to the value of any asset or business being so acquired, or any warranty of merchantability, suitability or fitness for a particular purpose or quality, with respect to any of the tangible assets being so acquired, or as to the condition or workmanship thereof, or as to the absence of any defects therein, whether latent or patent.

                                   ARTICLE 9

                        REPRESENTATIONS AND WARRANTIES
                                OF ACQUISITION

          As an inducement to the Company and the Shareholders to enter into this Agreement, Acquisition represents and warrants to the Company that:

          9.1 Organization and Power. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Acquisition has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder.

          9.2 Authorization. The execution, delivery and performance by Acquisition of this Agreement and the other agreements contemplated hereby to which Acquisition is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate act or proceeding on the part of Acquisition, its boards of directors or shareholders is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Acquisition and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Acquisition will each constitute, a valid and binding obligation of Acquisition, enforceable in accordance with its terms, subject to the effects of (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity.

          9.3 No Violation. Acquisition is not subject to nor obligated under its articles of incorporation or by-laws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the other agreements contemplated hereby.

          9.4 Governmental Authorities and Consents. Except as set forth in the Acquisition Consents Schedule attached hereto, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other party or person is required in connection with the execution, delivery or performance of this Agreement by Acquisition, or the consummation by Acquisition of the transactions contemplated hereby and thereby.

          9.5 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Acquisition's knowledge, threatened against or affecting Acquisition, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          9.6 Brokerage. Except as set forth on the Acquisition Brokerage Schedule, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Acquisition. The shareholders of Acquisition shall pay, and hold the Surviving Corporation and the Shareholders harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim which is not set forth on the Acquisition Brokerage Schedule.

          9.7 Financing. Acquisition and the shareholders of Acquisition will have available and will have arranged for the Surviving Corporation to have available sufficient immediately available funds to enable Acquisition and the Surviving Corporation to effect the consummation of the transactions described in this Agreement. Evidence of the availability of any third-party lending source necessary to consummate the transactions contemplated hereby shall have previously been delivered to the Shareholders.

          9.8 Hart-Scott-Rodino Matters. Pursuant to the Hart-Scott-Rodino Act and the rules and definitions thereunder, (a) Acquisition is its own ultimate parent entity and does not have total assets equal to or in excess of $10,000,000 and (b) as a result of the transactions contemplated hereby, no shareholder of Acquisition will hold voting securities of the Surviving Corporation or Acquisition (i) with a value in excess of $15,000,000 or (ii) representing 50% or more of the voting securities of the Surviving Corporation or Acquisition.

          9.9 Capitalization. The attached Surviving Corporation Capitalization Schedule accurately sets forth in all material respects the number of shares of Common Stock and Preferred Stock of the Surviving Corporation authorized, outstanding and subject to options, respectively, the names of the holders of such shares and the percentage ownership of each of the shareholders thereof as of the Closing Date after taking into account the consummation of all of the transactions contemplated by this Agreement or related hereto.

          9.10 Closing Date. All of the representations and warranties contained in this Article 9 and elsewhere in this Agreement are true and correct on the date of this Agreement and will be true and correct on the Closing Date, except to the extent (a) of changes expressly contemplated by this Agreement and (b) that Acquisition has expressly advised the Company otherwise in writing prior to the Closing solely with respect to any facts, events or circumstances arising or existing for the first time after the date hereof.

                                  ARTICLE 10

                                  TERMINATION

          10.1 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

          (a) by mutual consent of Acquisition, on the one hand, and the Company, on the other hand;

          (b) by either Acquisition, on the one hand, or the Company, on the other hand, if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other party in the representations and warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligation to consummate the transactions contemplated hereby, unless such terminating party's breach of this Agreement has caused the condition to be unsatisfied; or

          (c) by either Acquisition, on the one hand, or the Company, on the other hand, if the transactions contemplated hereby have not been consummated by December 31, 1998; provided, that a party will not be entitled to terminate this Agreement pursuant to this subsection (c) if (i) that party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time, or (ii) that party has failed to satisfy any condition set forth in Article 6 hereof that such party was required to satisfy.

          10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1 hereof, this Agreement will forthwith become void and there will be no liability or obligation hereunder on the part of Acquisition, the Company or the Shareholders, except for the provisions of Sections 11.9 [Expenses], 11.10 [Specific Performance], 11.11 [Arbitration Procedure] or 11.16 [Confidentiality] hereof and except for liability for any breach of this Agreement prior to the time of such termination.

          10.3 Waiver of Right to Terminate. Acquisition, the Shareholders and the Company shall be deemed to have waived their respective rights to terminate this Agreement upon consummation of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Article 6 hereof or any misrepresentation or breach of any warranty, covenant or agreement contained herein unless such waiver is made in writing and then any such written waiver shall only constitute a waiver of the specific matters set forth therein.

                                  ARTICLE 11

                ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING

          11.1  Survival.  Subject to survival date limitations set forth in
Section 11.2(a)(ii), all representations, warranties, covenants and agreements (subject to the limitations set forth below) contained herein or made in writing by any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any such party or on its behalf, the knowledge of any such party's officers, directors, shareholders, employees or agents, or the acceptance of any certificate or opinion; provided, however, that the covenants and agreement set forth in Article 7 of this Agreement shall terminate as of the Closing.

          11.2  Indemnification.

          (a) Indemnification of the Surviving Corporation and Acquisition.

               (i) Obligation. The Shareholders, severally in proportion to their Pro Rata Share, and not jointly, agree to indemnify the Surviving Corporation and Acquisition and their respective Affiliates, shareholders, officers, directors, employees, agents, partners, members, representatives, successors and permitted assigns (other than in each case the Shareholders) (collectively, the "Acquisition Indemnified Parties"), and save and hold each of them harmless against and pay on behalf of or reimburse such Acquisition Indemnified Parties as and when incurred for any loss, liability, damage or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses") which any such Acquisition Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or inci dental to or by virtue of (1) a breach by the Company of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any schedule or exhibit to this Agreement or in any certificate or other document delivered pursuant to the terms of this Agreement, (2) any claims of any brokers or finders claiming by, through or under the Company or any Shareholder or any claim for any special bonus or other compensation of any employee or consultant of the Company relating to the transactions contemplated hereby, in each case which are not set forth on the Brokerage Schedule attached hereto or the Transaction Bonuses Schedule attached hereto or (3) any claim by any Person (other than Acquisition or its Affiliates) with respect to, or arising as a result of, any Business Sale proposed prior to the Closing Date.

               (ii) Survival Date. The Shareholders will not be liable with respect to any claim for the breach of any representation or warranty contained in Article 8 (except for Sections 8.1 [Organization, Corporate Power and Licenses], 8.2 [Capitalization], 8.3 [Authorization; No Breach],
     8.4 [Subsidiaries] and 8.20 [Brokerage; Transaction Bonuses] under which a claim can be made at any time) unless written notice of a possible claim for indemnification with respect to such breach is given by an Acquisition Indemnified Party to the Shareholders on or before (each a "Survival Date"), (1) the expiration of the applicable statute of limitations with respect to claims arising under Section 8.19 [Tax Matters], or (2) thirty days after the date of the Company's receipt of its final audited financial statements for the fiscal year ended December 31, 1999, but in no event later than March 31, 2000, with respect to all other claims arising under
     Article 8, it being understood that so long as such written notice is given on or prior to the Survival Date with respect to such claim, the representations and warranties with respect to such breach shall continue to survive until such matter is resolved. Notwithstanding the foregoing, any other breach of any post-closing covenant or agreement contained herein, including, without limitation, any breach of any covenant or agreement contained in this Section 11, will not be subject to any time limitations.

               (iii) Limitations. With respect to any claim for the breach of any representation or warranty contained in Article 8 (except for Sections
     8.1 [Organization, Corporate Power and Licenses], 8.2 [Capitalization], 8.3 [Authorization, No Breach], 8.4 [Subsidiaries], 8.19 [Tax Matters] and 8.20 [Brokerage; Transaction Bonuses] as to which there shall be no limitations on the amount of indemnification which may be claimed hereunder), the Shareholders shall not have any obligation to indemnify any Acquisition Party from and against any Losses by reason of any such breach (or alleged breach) until the Acquisition Indemnified Parties collectively shall have suffered Losses by reason of all such breaches (or alleged breaches) in excess of $500,000 (the "Deductible") and then the Shareholders shall have an obligation to indemnify the Acquisition Indemnified Parties for all Losses suffered by Acquisition in excess of the Deductible; provided, however, that the Shareholders shall not have any obligation to indemnify the Acquisition Indemnified Parties from and against aggregate Losses with respect to any breach of any representation and warranty in excess of $15,000,000 (the "Cap"). Notwithstanding the foregoing, any other breach of any post-closing covenant or agreement contained herein, including, without limitation, any breach of any covenant or agreement contained in this Section 11, will not be subject to the Deductible or the Cap.

          (b) Indemnification of the Company and the Shareholders. Acquisition and the Surviving Corporation, jointly and severally, shall indemnify the Shareholders, and their respective Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which the Company Indemnified Parties may suffer, sustain or become subject to, as the result of, in connection with, relating or incidental to or by virtue of (i) the breach by Acquisition of any representation, warranty, covenant or agreement made by Acquisition contained in this Agreement or (ii) any claims of any brokers or finders claiming by, through or under Acquisition which are not set forth on the Acquisition Brokerage Schedule.

          (c) Payment. The Acquisition Indemnified Parties shall be entitled to, but shall not be required to, set-off any amounts due or payable to the Acquisition Indemnified Parties from any Shareholder pursuant to this Section
11.2 against any amounts otherwise due and payable by the

Company to such Shareholder (including, but not limited to, any Earnout Payments and any amounts payable by the Company under the Preferred Stock or Common Stock). Any indemnification of the Acquisition Indemnified Parties or the Company Indemnified Parties pursuant to this Section 11.2 shall be effected by wire transfer of immediately available funds from the Shareholders or Acquisition and the Surviving Corporation, as the case may be, to an account designated by the Surviving Corporation or the Shareholders, as the case may be, within ten days after the determination thereof. All indemnification payments under this Section 11.2 shall be deemed adjustments to the Final Share Price as set forth in Section 5.1 above.

          (d) Defense of Third Party Claims. Any party making a claim for indemnification under this Section 11.2 (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder or the Indemnitor is otherwise prejudiced by such failure. Any Indemnitor at its option shall be entitled to control (subject to the limitations set forth below) the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that prior to the Indemnitor assuming control of such defense, it shall first (i) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification and that it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (ii) enter into an agreement with the Indemnitee in form and substance satisfactory to the Indemnitee which agreement unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder; and provided, further, that:

               (i) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any reasonable fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor except as otherwise limited herein);

               (ii) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee and reasonably acceptable to Indemnitor if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) the claim seeks an injunction or equitable relief against the Indemnitee; or (C) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim;

               (iii) the Indemnitor and the Indemnitee shall jointly control, through counsel reasonably acceptable to the Indemnitor and the Indemnitee and at the expense of Indemnitor, the defense of such claim (subject to the provisions of Section 11.2(d)(ii) hereof) if such claim would have a continuing effect in any material respect on the Indemnitee;

               (iv) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice;

               (v) if the Indemnitor and the Indemnitee jointly control the defense of such claim, neither the Indemnitor nor the Indemnitee shall enter into any settlement of such claim without the consent of the other party (such consent not to be unreasonably withheld) obtained before entering into any such settlement; and

               (vi) if the Indemnitor elects not to control the defense of any such claim (other than pursuant to Section 11.2(d)(ii) hereof) the Indemnitee shall obtain the prior written consent of the Indemnitor (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim.

Any dispute regarding the provisions of this Section 11.2(d) (including any decision or action relating to the joint defense of any claim) shall be resolved pursuant to the arbitration provisions of Section 11.12 hereof.

          (e) Certain Waivers; etc. Each Shareholder hereby agrees that such Shareholder shall not make any claim for indemnification hereunder against the Surviving Corporation by reason of the fact that such Shareholder is or was a shareholder, director, officer, employee or agent of the Company or the Surviving Corporation or is or was serving at the request of the Company or the Surviving Corporation as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Acquisition Indemnified Parties against such Shareholder pursuant to this Agreement and such Shareholder hereby acknowledges and agrees that such Shareholder shall have no claims or right to contribution or indemnity from the Company or the Surviving Corporation with respect to any amounts paid by the Shareholders pursuant to this Section 11.2. Nothing in this
Section 11.2(e), however, shall prohibit, restrict or modify any right of the Shareholders to receive indemnification from the Company or the Surviving Corporation to the extent such Shareholder is otherwise entitled to indemnification pursuant to the Articles of Incorporation, By-laws and applicable law and any other contract with respect to any claim which does not give rise to or evidence the existence of a breach of any of the representations, warranties, covenants or agreements of the Company contained in this Agreement and which does not give rise to or evidence the existence of an indemnification obligation by the Shareholders pursuant to this
Section 11.2.

          11.3 Scope of the Shareholders' Liability. Acquisition and the Surviving Corporation acknowledge and agree that their sole remedy against the Shareholders for any breach of any representations and warranties of the Company in this Agreement is set forth in Section 11.2 hereto and that, except to the extent Acquisition or the Surviving Corporation has asserted a claim for indemnification prior to the applicable Survival Date with respect to any breach of any representations and warranties of the Company in this Agreement, neither Acquisition nor the Surviving Corporation shall have any remedy against the Shareholders for any breach of any representations and warranties of the Company in this Agreement.

          11.4  Indemnification and Insurance.

          (a) The Company and the Surviving Corporation agree that all rights to indemnification or exculpation now existing in favor of the Company Indemnified Parties as provided in the Articles of Incorporation or Bylaws of the Company or the Surviving Corporation or other comparable governing documents (the "Governing Instruments"), or as provided in any agreements between a Company Indemnified Party and the Company or the Surviving Corporation (the "Indemnification Agreements") shall continue in full force and effect for a period of not less than seven years from the Closing Date to the extent permitted by applicable law; provided, however, that, in the event any claim or claims are asserted or made within such seven-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the Governing Instruments or the Indemnification Agreements shall be made by independent counsel selected by the Company Indemnified Party reasonably satisfactory to the Board (whose fees and expenses shall be paid by the Surviving Corporation). The Company and the Surviving Corporation agree to fully perform all obligations to be performed by the Surviving Corporation under the Governing Instruments and the Indemnification Agreements. The Company further agrees that, for seven years after the Closing, the Company shall maintain officers' and directors' liability insurance policies similar to those officers' and directors' liability insurance policies maintained by the Company during the year period prior to the date hereof and on terms no less advantageous to the Company Indemnified Parties than the terms of such policies in effect as of the date hereof; provided that in the event any claim is asserted or made within such seven-year period, coverage under such insurance shall be continued in respect thereof until final disposition of such claim; and provided further that such officer's and director's liability insurance shall only be maintained to the extent the annual cost thereof is less than $50,000. In the event the foregoing indemnities or insurance policies become unavailable or unenforceable for any reason, the Company and the Surviving Corporation agree to indemnify and hold harmless the Company Indemnified Parties to the same extent as if such indemnities and insurance were available and in full force and effect.

          (b) In the event the Surviving Corporation or any or its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties, assets or stock to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation (or their successors and assigns) shall assume the obligations set forth in this Section 11.4.

          11.5 Mutual Assistance and Records. Acquisition, the Company and the Shareholders agree that they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by the Company and Acquisition in connection with the execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. Unless otherwise consented to in writing by the Board, the Surviving Corporation and the Shareholders will not, for a period of seven (7) years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of any of the Company or the Surviving Corporation hereunder or retained by the Company or the Surviving Corporation or the Shareholders without first offering to surrender to the shareholders of Acquisition such books and records or any portion thereof of which the Company may intend to destroy, alter or dispose.

          11.6  Non-Competition; Non-Solicitation.

          (a) Each Shareholder acknowledges that such Shareholder is familiar with the trade secrets of the Company and with other confidential information concerning the Company, including all (a) inventions, technology and research and development of the Company, (b) customers and clients and customer and client lists of the Company, (c) products and services (including products and services under development) of the Company and related costs and pricing structures and marketing techniques, (d) accounting and business methods and practices of the Company and (e) similar and related confidential information and trade secrets of the Company and that such Shareholder is and will become familiar with the foregoing confidential information regarding the Surviving Corporation after the Effective Time; provided, however, that such confidential information does not include information that is (i) generally available to the public at or prior to the Effective Time or (ii) becomes generally available to the public other than as a result of a disclosure by any Shareholder in violation of this Agreement. Each Shareholder further acknowledges that such Shareholder's services have been and shall be of special, unique and extraordinary value to the Company and the Surviving Corporation, that such Shareholder (in the case of John La Rue) is one of the founders of the Company and that such Shareholder has been substantially responsible for the growth and development of the Company and the creation and preservation of the Company's and the Surviving Corporation's goodwill. Each Shareholder acknowledges and agrees that the Company and the Surviving Corporation would be irreparably damaged if such Shareholder were to provide services to any person or entity competing with the Surviving Corporation and that such competition by such Shareholder would result in a significant loss of goodwill by the Surviving Corporation. Each Shareholder further acknowledges and agrees that the covenants and agreements set forth in this
Section 11.6 were a material inducement to Acquisition to enter into this Agreement and to perform its obligations hereunder, and that Acquisition and its shareholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if such Shareholder breached the provisions of this Section 11.6. Therefore, in consideration of the Noncompete Payments and in further consideration of the Final Share Price to be paid to the Shareholders hereunder for the Company Common Stock and the goodwill of the Company and the Surviving Corporation sold by the Shareholders, except for those activities set forth on the Current Activities Schedule attached hereto, each of the Shareholders shall not, and shall not permit any Affiliate, for a period of two (2) years after the Closing Date (the "Noncompete Period"), for himself or itself or on behalf of any other person, firm, partnership, corporation, or other entity, engage, directly or indirectly, either as an officer, director, employee, partner, consultant, individual proprietor, agent, or otherwise (including, but not limited to, as an owner or shareholder), in any business which (A) provides telecommunication services of the type provided as of the Closing Date by the Surviving Corporation (including, without limitation, (i) switched local service, (ii) switched long-distance service, (iii) dedicated transport services, (iv) co-locate and interconnect services and (v) data switched services and including, without limitation, telecommunication services of the type provided by the Surviving Corporation to information service providers) or (B) provides services of the type which the Surviving Corporation has taken significant actions as of the Closing Date to begin providing or of the type the Company has indicated that it plans to begin providing in any business plan or similar document delivered to Acquisition or its shareholders prior to the Closing Date, in each case within any of the Restricted Territories (as defined below); provided that the restrictions set forth in this Section
11.6 shall not prohibit any Shareholder from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded; and provided further that the restrictions set forth in this Section
11.6 shall not restrict the activities of any Shareholder to the extent such Shareholder has received the consent of the board of directors of the Surviving Corporation to such activities.

          (b) For purposes of this Agreement, "Restricted Territories" shall mean (i) the California counties of Alameda, Alpine, Amador, Butte, Calaveras, Colusa, Contra Costa, Del Norte, El Dorado, Fresno, Glenn, Humboldt, Imperial, Inyo, Kern, Kings, Lake, Lassen, Los Angeles, Madera, Marin, Mariposa, Mendocino, Merced, Modoc, Mono, Monterey, Napa, Nevada, Orange, Placer, Plumas, Riverside, Sacramento, San Benito, San Bernardino, San Diego, San Francisco, San Joaquin, San Luis Obispo, San Mateo, Santa Barbara, Santa Clara, Santa Cruz, Shasta, Sierra, Siskiyou, Solano, Sonoma, Stanislaus, Sutter, Tehama, Trinity, Tulare, Tuolumne, Ventura, Yolo and Yuba, (ii) the Nevada counties of Carson City, Churchill, Clark, Douglas, Elko, Esmeralda, Eureka, Humboldt, Lander, Lincoln, Lyon, Mineral, Nye, Pershing, Storey, Washoe, and White Pine and (iii) the counties (or similar jurisdictions) in the states of Arizona, Colorado, Idaho, New Mexico, Oregon, Texas, Utah and Washington, the province of British Columbia, Canada and the territories and jurisdictions of Mexico. Each Shareholder acknowledges that the business of the Surviving Corporation is contemplated to be conducted in the jurisdictions set forth in Section 11.6(b)(iii) (including as the same relates to the production, promotion, marketing and sale of its products and services), and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Company's and the Surviving Corporation's business being sold by the Shareholders pursuant to this Agreement.

          (c) Except as otherwise agreed to by the Board, during the Noncompete Period, neither the Shareholders nor any of their Affiliates shall directly or indirectly through another entity (i) induce or attempt to induce any employee of the Surviving Corporation to leave the employ of the Surviving Corporation, or in any way interfere with the relationship between the Surviving Corporation and any employee thereof, (ii) hire any person who was an employee of the Surviving Corporation at any time during the six month period immediately prior to the date on which such hiring would take place, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor or other business relationship of the Surviving Corporation to cease doing business with the Surviving Corporation, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or business relation and the Surviving Corporation (including making any negative statements or communications about the Surviving Corporation).

          (d) If, at the time of enforcement of this Section 11.6 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The Shareholders agree that money damages would not be an adequate remedy for any breach of this Section
11.6. Therefore, in the event a breach or threatened breach of this Section 11.6, the Surviving Corporation or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event it is finally determined by a court of competent jurisdiction (or any arbitrator or arbitrators agreed upon by such parties to resolve any dispute relating to this Section 11.6) that any of the Shareholders has breached or violated the provisions of this Section 11.6, such court (or arbitrator(s)) may determine in granting any remedy provided hereunder that the Noncompete Period shall be deemed to have been tolled with respect to such Shareholder for the period of time of such breach or violation shall have occurred as finally determined by such court (or arbitrator(s)). Each Shareholder has consulted with legal counsel regarding the provisions of this Section 11.6. Each Shareholder hereby acknowledges that the provisions of this Section 11.6 are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company's and the Surviving Corporation's business and the substantial investment in the Surviving Corporation made by Acquisition hereunder. Each Shareholder further acknowledges and agrees that the provisions of this Section 11.6 are being entered into by such Shareholder solely in connection with the sale by such Shareholder of the goodwill of the Company's and the Surviving Corporation's business and not directly or indirectly in connection with such Shareholder's employment or other relationship with the Company or Surviving Corporation.

          11.7  Tax Matters.

          (a) The Shareholders, severally in proportion to their Pro Rata Share, and not jointly, shall indemnify the Acquisition Indemnified Parties from, against, and in respect of any Taxes imposed on the Surviving Corporation with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date within five (5) days after being notified by any Acquisition Indemnified Party during the applicable statue of limitation of the Surviving Corporation's obligation to the extent such Taxes (i) have not been paid on or prior to the Closing Date and (ii) were not included as liabilities on the Latest Balance Sheet or incurred thereafter in the ordinary course of business; provided, however, that the Surviving Corporation shall not have the right to be indemnified for a Tax obligation under both Section 11.2 and this Section 11.7(a); and provided further that the Surviving Corporation shall not have the right to be indemnified for any Tax obligations as a result of the inclusion of any Unpaid Compensation in the taxable income of the Company or the Surviving Corporation. For purposes of this section, in the case of taxable periods beginning before and ending after the Closing Date, the Taxes attributable to the portion of such taxable periods ending on the Closing Date shall be (i) in the case of any Taxes other than Taxes based upon or related to income, the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income, the amount of such Tax which would have been payable if the relevant taxable period ended on the Closing Date.

          (b) The Surviving Corporation shall promptly notify the Shareholders of the commencement of any demand, claim, audit, examination, action or other proposed change or adjustment by any Tax authority concerning any Tax which is the responsibility of the Shareholders pursuant to this Section 11.7 (each a "Tax Claim"). Such notice shall contain factual information describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax Claim.

          (c) The Shareholders, at their own expense, shall have the right to represent the Surviving Corporation's interests in any Tax Claim relating to any taxable period of the Company ending on or prior to the Closing Date and to employ counsel of its choice; provided that such right of representation shall arise only if the Shareholders acknowledge and agree to indemnify the Surviving Corporation from, against, and in respect of any Taxes resulting from such Tax Claim. The Surviving Corporation shall have the right to participate in such action at its own expense. The Shareholders shall not consent to any settlement without the consent of the Surviving Corporation, which consent shall not be unreasonably withheld, other than a settlement involving only monetary amounts affecting or resulting in a Tax subject to indemnification under Section 11.7(a). If the Shareholders elect to control the defense, compromise or settlement of any Tax Claim, the Shareholders shall keep the Surviving Corporation informed of the progress and disposition of such Tax Claim. The Surviving Corporation shall handle any Tax matters of the Company (i) for periods ending on or prior to the Closing Date which the Shareholders elect in writing not to control and (ii) for all other periods.

          (d) The Shareholders shall have the right to all refunds of Taxes (including interest thereon paid to the Surviving Corporation by the applicable governmental entity) which relate to Taxes of the Company for taxable periods ending on or before the Closing Date except to the extent (i) such refund is attributable to a carryback from any taxable period beginning on or after the Closing Date or (ii) such refund is accrued as an asset on the Latest Balance Sheet or arises thereafter in the ordinary course of business. The Surviving Corporation shall pay over to the Shareholders any such refunds promptly upon receipt thereof, net of any Taxes imposed on the Surviving Corporation by reason of the receipt of such refund. The Surviving Corporation shall pay to the Shareholders an amount equal to the Surviving Corporation's after-tax benefit of any benefit actually realized by the Surviving Corporation after the Closing Date resulting from a timing difference adjustment of an item of income, gain, loss or deduction for any period prior to the Closing Date if and only if such adjustment was subject to indemnification actually paid by the Shareholders pursuant to Section 11.2(a) or this Section 11.7. Payment shall be made to the Shareholders within 10 days after the later of (i) the filing of a Tax Return which contains such Tax benefit or (ii) when such benefit is actually realized by the Surviving Corporation through the reduction of Taxes otherwise due or the receipt of a refund.

          (e) The Surviving Corporation and the Shareholders agree to consult and resolve in good faith any issues arising in connection with the calculation of any Tax or Tax benefit or detriment described in this Section 11.7 pursuant to the arbitration provision set forth in Section 11.11.

          11.8 Press Release and Announcements. Unless required by law (in which case each of Acquisition and the Shareholders (on behalf of the Company) hereby agree to use reasonable efforts to consult with the other party prior to any such disclosure as to the form and content of such disclosure), after the date hereof, through and including the Closing Date, no press releases, announcements to the employees, customers or suppliers of the Company or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of each of Acquisition and the Shareholders. After the Closing, the Surviving Corporation may issue any such releases of information without the consent of any other party hereto.

          11.9 Expenses. Acquisition, on the one hand, and the Company and the Shareholders, on the other hand, will each pay all of their own respective transaction fees and expenses (including, without limitation, all reasonable fees and expenses of legal counsel, accountants, investment bankers, brokers, finders or other representatives and consultants (including, without limitation, those set forth on the Brokerage Schedule and Acquisition Brokerage Schedule and all expenses and other amounts paid in connection with the services rendered by Wallace Griffin)) in connection with this Agreement (collectively, the "Transaction Expenses") and the Company will pay all prepayment penalties in connection with any Indebtedness of the Company prepaid in connection with the transactions contemplated hereby ("Prepayment Penalties") in the event the transactions contemplated hereby are not consummated and, upon the consummation of the transactions contemplated hereby, the Surviving Corporation shall pay all Transaction Expenses of such parties and all Prepayment Penalties. The Company shall also pay all Transaction Expenses of Acquisition in the event of any breach of the provisions of Section 7.2(a)(v) as provided therein.

          11.10 Specific Performance. Each of the Company (and the Surviving Corporation), the Shareholders and Acquisition acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Company (and the Surviving Corporation), the Shareholders and Acquisition agree that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

          11.11  Arbitration Procedure.

          (a) Acquisition, the Company (and the Surviving Corporation), and the Shareholders agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Article 11 (the "Disputes"). Nothing in this
Section 11.11 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby acknowledge and agree that, except as otherwise provided in this Section 11.11 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the California Arbitration Act.

          (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

          (c) Acquisition, prior to the Effective Time, and the Board, after the Effective Time, and the Shareholders shall mutually agree upon one arbitrator to resolve any Dispute pursuant to the procedures set forth in this Section 11.11. In the event such parties are unable to mutually agree upon an arbitrator within 20 days from the delivery of a Notice of Arbitration, then each of such parties shall prepare a list of three independent arbitrators. Each of such parties shall have the opportunity to designate as objectionable and eliminate one arbitrator from the other's list within seven days after submission thereof, and the sole arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by such parties.

          (d) The arbitrator selected pursuant to Section 11.11(c) will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Acquisition or the Surviving Corporation submits a claim for $1,000 and if the Shareholders contest only $500 of the amount claimed by Acquisition or the Surviving Corporation, and if the arbitrator ultimately resolves the dispute by awarding Acquisition or the Surviving Corporation $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 /
500) to the Shareholders and 40% (i.e., 200 / 500) to Acquisition or the Surviving Corporation.

          (e) The arbitration shall be conducted in San Francisco, California under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

          (f) Acquisition or the Surviving Corporation may enforce any Final Determination in any state or federal court located in San Francisco, California. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

          (g) Any party required to make a payment pursuant to this Section
11.11 shall pay the party entitled to receive such payment within three days of the delivery of the Final Determination to such responsible party. If any party shall fail to pay the amount of damages, if any, assessed against it within ten
(10) days of the delivery to such party of such award, the unpaid amount shall bear interest from the date of such delivery at the rate of twelve (12) percent per annum or, if lower, the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a 365-day year and shall be payable on demand. In addition, such party shall reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including but not limited to all attorneys' fees) incurred in seeking to collect such damages or to enforce any such award.

          11.12 Further Transfers. The Company and the Surviving Corporation, the Shareholders and Acquisition will, and will cause their Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as the Surviving Corporation may reasonably request to effect, consummate, confirm or evidence the Merger, including the transfer to the Surviving Corporation of all of the shares of Company Common Stock.

          11.13 Transition Assistance. Neither the Company nor any Shareholder will in any manner take any action which is designed or intended to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Surviving Corporation and its Affiliates after the date of this Agreement as were maintained with the Company and its Affiliates prior to the date of this Agreement.

          11.14 Communications. All mail and other communications received by the Company or the Shareholders relating to the business of the Surviving Corporation at any time after the Closing Date shall be promptly turned over to the Surviving Corporation by the Company and the Shareholders.

          11.15 Reasonable Best Efforts To Consummate Closing Transactions. On the terms and subject to the conditions contained in this Agreement, the Company, the Shareholders and Acquisition agree to use reasonable best efforts to take, or to cause to be taken, all reasonable actions, and to do, or to cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate, as soon as reasonably practicable, the Closing, including but not limited to the satisfaction of all conditions thereto set forth herein.

          11.16 Confidentiality. After the Effective Time, the Shareholders shall continue to maintain the confidentiality of all information, documents and materials relating to the Company and the Surviving Corporation including all such materials which remain in the possession of the Shareholders, except to the extent disclosure of any such information is required by law or authorized by the Board or reasonably occurs in connection with disputes over the terms of this Agreement, and, prior to the Effective Time, Acquisition shall maintain the confidentiality of all information, documents and materials relating to the Company (other than that relating to the Company's business which Acquisition for good business reasons is required to disclose upon approval of the board of directors of the Company) which Acquisition has obtained in connection with this Agreement or with the transactions contemplated herein, except to the extent disclosure of any such information is required by law or authorized by the Company or reasonably occurs in connection with disputes over the terms of this Agreement. Any confidentiality agreement among Acquisition or its shareholders and the Company shall automatically be terminated as of the Effective Time. In the event that any party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 11.16 the disclosing party will (a) provide the other party with prompt notice before such disclosure in order that any party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information, and (b) cooperate with the other party in attempting to obtain such order or assurance. The provisions of this Section
11.16 shall not apply to any
information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of breach by the applicable party bound hereunder or its Affiliates.

          11.17 Schedules. The mere listing (or inclusion of a copy) of a document or other item in a schedule shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the exception is disclosed as provided herein on each such other applicable schedule or an appropriate cross-reference to a specific section of each applicable schedule is provided on such schedule.

          11.18 Settlement of Reciprocal Compensation Disputes. The Surviving Corporation shall not compromise, settle or take any other significant action with respect to any claims by or against PacBell or GTE which could (i) affect the amount of, or the timing of receipt or payment of, the Unpaid Compensation or Repaid Compensation with respect to the Earnout Period or (ii) otherwise affect the Earnout Payment payable to the Shareholders, without the prior consent of each Shareholder to such compromise, settlement or other action; provided that each such Shareholder shall not unreasonably withhold such consent based (A) primarily on the best interest of the Surviving Corporation as a whole (without taking into account the affect of such compromise, settlement or other action on the Earnout Payment) and (B) secondarily on the best interests of such Shareholder (including, without limitation, the affect of such compromise, settlement or other action on the Earnout Payment); and provided further that no such consent of the Shareholders shall be required in the event the aggregate amount of the Earnout Payment hereunder prior to such compromise, settlement or other action or after giving effect to such compromise, settlement or other action is equal to $20,000,000.

          11.19 Additional Sale of Common Stock. Immediately following the Closing and in connection with the transaction contemplated hereby, the Surviving Corporation shall sell to the shareholders of Acquisition up to 700,000 shares of Common Stock pursuant to a stock purchase agreement to be mutually agreed upon by the Surviving Corporation and the shareholders of Acquisition. Immediately after giving effect to such stock purchase, the Surviving Corporation's equity capitalization shall in all material respects be as set forth in the Surviving Corporation Capitalization Schedule attached hereto.

          11.20 Memorandum; Disclaimer of Projections. The Company and the Shareholders make no representation or warranty to Acquisition except as specifically made in this Agreement. In particular, the Company and the Shareholders make no representation or warranty to Acquisition with respect to
(a) the information set forth in the Confidential Memorandum distributed by Furman Selz Incorporated in connection with the transaction contemplated hereby or (b) any financial projection or forecast relating to the Company. With respect to any such projection or forecast delivered by or on behalf of the Company and the Shareholders to Acquisition, Acquisition acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it and (iv) it shall have no claim against the Company and the Shareholders with respect thereto.

                                  ARTICLE 12

                                  SECURITIES
                                  ----------

          12.1 Investment Representations of the Shareholders. In connection with the issuance of the Preferred Stock and the Common Stock (collectively, the "Securities") to the Shareholders and the shareholders of Acquisition hereunder, the Shareholders and the shareholders of Acquisition hereby represent and warrant to the Surviving Corporation that:

          (a) Each of the Shareholders and the shareholders of Acquisition has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities, has had full access to such other information concerning the Surviving Corporation as each Shareholder or shareholder of Acquisition has requested and possesses substantial information about, and familiarity with, the Surviving Corporation as a result of the information provided to the each Shareholder and the shareholders of Acquisition.

          (b) Each Shareholder and shareholder of Acquisition is able to bear the economic risk of a complete loss of the investment in the Securities for an indefinite period of time.

          (c) Each Shareholder and shareholder of Acquisition is acquiring the Securities hereunder for its own account with the present intention of holding such securities for investment purposes and has no intention of selling such security in a public distribution in violation of federal or state securities laws.

          12.2 Legend. The Securities will be imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED HEREBY WERE ORIGINALLY ISSUED ON [____________], 1998, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. IN ADDITION, THESE SECURITIES ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN AN AGREEMENT AND PLAN OF MERGER DATED AS OF [__________], 1998 BETWEEN THE COMPANY AND CERTAIN PARTIES, SIGNATORIES THERETO. PRIOR TO ANY SALE OR TRANSFER OF THESE SECURITIES, EXCEPT PURSUANT TO

          AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SALE OR TRANSFER, THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE ISSUER HEREOF (THE "COMPANY") AND OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                                  ARTICLE 13

                                 MISCELLANEOUS
                                 -------------

          13.1 Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver will be binding on the Company, prior to the Effective Time, and the Shareholders only if such amendment or waiver is set forth in a writing executed by the Company and the Shareholders, and that any such amendment or waiver will be binding upon Acquisition, prior to the Effective Time, and the Surviving Corporation, after the Effective Time, only if such amendment or waiver is set forth in a writing executed by Acquisition and the Surviving Corporation. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

          13.2 Notices. All notices, demands and other communications to be given or delivered to Acquisition, the Company, the Surviving Corporation or the Shareholders under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by facsimile or telecopy, to the addresses indicated below (unless another address is so specified in writing):

          Notices to the Company, prior to the Effective Time, and the
Shareholders:

          Pac-West Telecomm, Inc.
          4210 Coronado Avenue
          Stockton, CA 95204
          Attention: President
          Telephone: (209) 926-3222
          Facsimile: (209) 926-3205

          Bay Alarm Company
          925 Ygnacio Valley Road
          Walnut Creek, CA  94596
          Telephone:  (510) 935-1100
          Facsimile:  (510) 947-1020

          John K. La Rue
          1548 El Camino Avenue
          Stockton, CA 95209
          Telephone:  (209) 926-3222

          with copies to (which shall not constitute notice):
          --------------------------------------------------

          Orrick, Herrington & Sutcliffe, LLP
          Old Federal Reserve Bank Building
          400 Sansome Street
          San Francisco, CA  94111-3143
          Attention:  John F. Seegal, Esq.
          Telephone:  (415) 773-5797
          Facsimile:  (415) 773-5759

     and

          Neumiller & Beardslee
          509 West Weber Avenue, 5th Floor
          Stockton, CA 95203
          Attention:  Robert C. Morrison, Esq.
          Telephone:  (209) 948-8200
          Facsimile:  (209) 948-4910

          Notices to Acquisition:
          ----------------------

          c/o William Blair Capital Partners, LLC
          227 West Monroe Street
          Suite 3400
          Chicago, Illinois 60606
          Attention:  David G. Chandler
          Telephone:  (312) 236-1600
          Facsimile:  (312) 236-1042
          with a copies to (which shall not constitute notice):
          ----------------------------------------------------

          SCP Private Equity Partners
          800 Safeguard Building
          435 Devon Park Drive
          Wayne, Pennsylvania 19087
          Attention:  Samuel A. Plum
                      Thomas G. Rebar
          Telephone:  (610) 995-2900
          Facsimile:  (610) 975-9543

     and

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:  James L. Learner
          Telephone:  (312) 861-2129
          Facsimile:  (312) 861-2200

          Notices to the Surviving Corporation:
          ------------------------------------

          Pac-West Telecomm, Inc.
          4210 Coronado Avenue
          Stockton, CA  95204
          Attention:  President
          Telephone:  (209) 926-3222
          Facsimile:  (209) 926-3205

          with a copy to (which shall not constitute notice):
          --------------------------------------------------

          c/o William Blair Capital Partners, LLC
          227 West Monroe Street
          Suite 3400
          Chicago, Illinois 60606
          Attention:  David G. Chandler
          Telephone:  (312) 236-1600
          Facsimile:  (312) 236-1042

     and

          SCP Private Equity Partners
          800 Safeguard Building
          435 Devon Park Drive
          Wayne, Pennsylvania 19087
          Attention:  Samuel A. Plum
                      Thomas G. Rebar
          Telephone:  (610) 995-2900
          Facsimile:  (610) 975-9543

     and

          TL Ventures
          800 Safeguard Building
          435 Devon Park Drive
          Wayne, Pennsylvania 19087
          Attention:  Chief Financial Officer
          Telephone:  (610) 293-0600
          Facsimile:  (610) 293-0601

     and

          Safeguard Scientifics, Inc.
          800 Safeguard Building
          435 Devon Park Drive
          Wayne, Pennsylvania 19087
          Attention:  Chief Financial Officer
          Telephone:  (610) 293-0600
          Facsimile:  (610) 293-0601

     and

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:  James L. Learner
          Telephone:  (312) 861-2129
          Facsimile:  (312) 861-2200


          13.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of Acquisition, the Company, the Shareholders, the Surviving Corporation and their respective successors and permitted assigns. Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by Acquisition, the Company, the Surviving Corporation or the Shareholders, except that Acquisition may assign this Agreement and any of the provisions hereof without the written consent of the other parties hereto (a) to any Affiliate of Acquisition, or (b) for collateral security purposes to any lenders providing financing to the Surviving Corporation or the Company (or its permitted assignees).


          13.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


          13.5 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person. The use of the word "including" in this Agreement or in any of the agreements contemplated hereby shall be by way of example rather than by limitation.


          13.6 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.


          13.7 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns and other than the investors of Acquisition, any rights or remedies under or by reason of this Agreement, such third parties specifically including, without limitation, employees or creditors of the Company.


          13.8 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.


          13.9 Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same instrument.


          13.10 Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such Party forever waives any such defense.


          13.11 Governing Law. The corporation laws of the State of California shall govern all issues concerning the relative rights of the Company and its Shareholders and any issues arising out of or relating to the Merger. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.


                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                    PWT ACQUISITION CORP.



                                    By: /s/ David G. Chandler
                                        ----------------------------------------
                                    Its: President



                                    By: /s/ Lawrence I. Shagrin
                                        ----------------------------------------
                                    Its: Secretary



                                    PAC-WEST TELECOMM, INC.



                                    By: /s/ John K. La Rue
                                        ----------------------------------------
                                    Its:  President



                                    By: /s/ Roger Westphal
                                        ----------------------------------------
                                    Its: Secretary



                                    BAY ALARM COMPANY



                                    By: /s/ Bruce A. Westphal
                                        ----------------------------------------
                                    Its: Chairman



                                    /s/ John K. La Rue
                                    --------------------------------------------
                                    John K. La Rue



                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of September 16, 1998, is by and among Pac-West Telecomm, Inc., a California corporation (the "Company"), PWT Acquisition Corp., a California corporation ("Acquisition"), Bay Alarm Company ("Bay Alarm") and John K. La Rue ("La Rue").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company, Acquisition, Bay Alarm, and La Rue are parties to that certain Agreement and Plan of Merger, dated as of June 30, 1998 (the "Merger Agreement");

     WHEREAS, the Company, Acquisition, Bay Alarm, and La Rue desire to amend the Merger Agreement as provided herein; and

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subsections 5.1(a) and 5.1(b) of the Merger Agreement are hereby amended by:

          (a) deleting the following phrase in each such subsection:

              "(B) the issuance of 36,553.70 shares of Preferred Stock, plus (C) the issuance of 347,260 shares of Common Stock, by (ii) 10,000"; and

          (b) inserting in lieu thereof the following phrase in each such subsection:

              "(B) the issuance of 36,543.30 shares of Preferred Stock, plus (C) the issuance of 347,170 shares of Common Stock, by (ii) 10,000; provided that the aggregate number of shares of Preferred Stock so issuable to each Shareholder shall be rounded to the nearest 0.1 of a share and the aggregate number of shares of Common Stock so issuable to each Shareholder shall be rounded to the nearest 10 shares."

     2. Subsection 5.3(a) of the Merger Agreement is hereby amended by inserting as the last two sentences thereof the following:

          "It is the intention of the parties hereto that the Earnout Payment shall be calculated and paid as provided herein after delivery of the final audited financial statements for the Earnout Period and on each separate occasion that the Surviving Corporation receives any Unpaid Compensation or is required to repay any Repaid Compensation with respect to the Earnout Period, including in the event such amounts are paid or required to be repaid in multiple disbursements rather than as a lump sum. Each payment of the Earnout Payment shall take into account any prior Earnout Payment made hereunder (it being understood that whether or not there are multiple payments of the Earnout Payment, the Existing Shareholders shall not be entitled to be paid twice for the same amount by which EBITDA for the Earnout Period exceeds the threshold set forth above)."

     3. The Acquisition Brokerage Schedule and the Surviving Corporation Capitalization Schedule are hereby replaced by the Schedules of the same title attached hereto.

     4. Each of the Company and Acquisition hereby represent and warrant that this Amendment has been duly authorized, executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable in accordance with its terms. Each of Bay Alarm and La Rue hereby represent and warrant that this Amendment constitutes a valid and binding obligation of such party, enforceable in accordance with its terms.

     5. This Amendment may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more of such counterparts have been signed by each of the parties and delivered to the other parties.

     6. Except as expressly set forth in this Amendment, no other amendment or modification is made to any other provision of the Merger Agreement, and the Merger Agreement shall remain in full force and effect, as amended hereby. The Company, Acquisition, Bay Alarm and La Rue hereby reaffirm all of their respective rights and obligations thereunder.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.



                                    PWT ACQUISITION CORP.



                                    By: /s/ David G. Chandler
                                       -----------------------------------------
                                    David G. Chandler, President



                                    By: /s/ Lawrence I. Shagrin
                                        ----------------------------------------
                                       Lawrence I. Shagrin, Assistant Secretary



                                    PAC-WEST TELECOMM, INC.


                                    By: /s/ John K. La Rue
                                        ----------------------------------------
                                    Name:   John K. La Rue
                                         ---------------------------------------
                                    Its:         President
                                         ---------------------------------------



                                    By: /s/ Roger L. Westphal
                                        ----------------------------------------
                                    Name:   Roger Westphal
                                          --------------------------------------
                                    Its:         Secretary
                                         ---------------------------------------



                                    BAY ALARM COMPANY



                                    By: /s/ Bruce A. Westphal
                                       -----------------------------------------
                                    Name:    Bruce A. Westphal
                                          --------------------------------------
                                    Its:          Chairman
                                         ---------------------------------------



                                    /s/ John K. La Rue
                                    --------------------------------------------
                                    John K. La Rue



               [SIGNATURE PAGE TO AMENDMENT TO MERGER AGREEMENT]